PURCHASE AND SALE AGREEMENT

between

DHIC - SOUTH CREEK, LLC,
a Delaware limited liability company
("Seller")

and

VERSITY INVEST, LLC,
a Delaware limited liability company
("Buyer")

DATED: As of August 1, 2022

For property generally located at:

3060 Southcreek Boulevard, Orlando, Orange County, Florida
(Ascend South Creek Apartments)

PURCHASE AND SALE AGREEMENT

ARTICLE I
PROPERTY/PURCHASE PRICE

Section 1.1 ***Certain Basic Terms***.

(a) Buyer and Notice Address:

Versity Invest, LLC
20 Enterprise, Suite 400
Aliso Viejo, California 92656
Attn: Frank Muhlon
Email: frankm@versityinvest.com

With a copy to:

Mosley LLP
5900 South Lake Forest Dr., Suite 300
McKinney, Texas 75070
Attn: Paul Mosley
Email: pmosley@mosleyllp.com

(b) Seller and Notice Address:

DHIC – South Creek, LLC
c/o DHI Communities, Inc.
Attn: Chris M. Frandsen
1341 Horton Circle
Arlington, Texas 76011
Telephone: 817-390-8264
E-Mail: cfrandsen@drhorton.com

and:

D.R. Horton, Inc.
Attn: Scott Tuthill
1341 Horton Circle
Arlington, Texas 76011
Telephone: 817-390-8246
E-Mail: stuthill@drhorton.com

With a copy to:

Jackson Walker LLP
Attn: Kevin L. Kelley
2323 Ross Avenue, Suite 600
Dallas, Texas 75201
Telephone: 214-953-5834
E-Mail: klkelley@jw.com

(c) Title Agent:

DHI Title Agency
Attn: Melissa M. Anderson
12276 San Jose Boulevard
Suite 739
Jacksonville, Florida 32223
Telephone: 904-899-5981
Email: mmanderson1@dhititle.com

Title Company:

Old Republic National Title Insurance Company
Attn: Theresa M. Lovelace
1410 North Westshore Blvd., Suite 800
Tampa, FL 33607
Telephone: 813-228-0555
Email: tlovelace@oldrepublictitle.com

(d) Effective Date: As of August 1, 2022

(e) Purchase Price: $100,000,000

(f) Initial Earnest Money: $750,000

(g) Additional Earnest Money: $750,000

(h) Due Diligence Period: The period commencing on July 8, 2022 (the date of that certain Early Access Agreement between Seller and Buyer (the "**Early Access Agreement**")), and ending at 5:00 p.m. Pacific time on August 8, 2022.

(i) Closing Date: September 7, 2022, subject to Buyer's extension option set forth in **Section 5.1**.

(j) Broker: Berkadia Real Estate Advisors, LLC

Section 1.2 ***Property***. Subject to the terms of this Purchase and Sale Agreement (this "**Agreement**"), Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the following property (the "**Property**"):

(a) The real property described in **Exhibit A** (the "**Land**"), together with all of Seller's right title and interest in: (i) the buildings and improvements located on the Land (the "**Improvements**"); (ii) all appurtenances of the Land, including, without limitation, easements or rights-of-way relating thereto; (iii) any land lying within any street or roadway adjoining the Land or any vacated or hereafter vacated street or alley adjoining the Land, and (iv) any subsurface rights, including, without limitation, any rights to oil, gas, minerals and water (collectively, with the Land, the "**Real Property**").

(b) All of Seller's right, title and interest, in and to all fixtures, furniture, equipment, tools, supplies and other tangible personal property owned by Seller, located on the Real Property now or as of the Closing Date and used in connection with the operation of same, but excluding any items of personal property owned by tenants, any managing agent or others (the "**Tangible Personal Property**").

(c) All of Seller's interest, as landlord, in (i) the "**Leases**," being all leases of the Improvements, and all amendments thereto, and including all leases which may be made by Seller after the Effective Date and before Closing as permitted by this Agreement, (ii) all guaranties of the Leases, and (iii) as of the Closing, all prepaid rents under the Leases and all refundable deposits paid to Seller as landlord under the Leases.

(d) All of Seller's right, title and interest, if any, in and to all of the following items, to the extent assignable, and without warranty (the "**Intangible Personal Property**"): (i) licenses, permits, certificates of occupancy, air rights and other authorizations relating to the operation of the Real Property; (ii) the non-exclusive right to use the name "South Creek" (if any) in connection with the Real Property, but specifically excluding the right to use the name "Ascend" or any trademarks, logos, trade colors, service marks and trade names of Seller or any Seller affiliates, provided, however, Seller hereby agrees that Buyer has up to ninety (90) days after the Closing to remove the name "Ascend" from the signage at the Property; and (iii) if still in effect, guaranties and warranties received by Seller from any subcontractor or manufacturer in connection with the construction or operation of the Property, provided, however, if there is any cost or fee to transfer such guaranties and warranties to Buyer, Buyer must pay the same as a condition precedent to any such assignment by Seller, (iv) telephone numbers relating to the Real Property, (v) the non-exclusive right to all marketing materials and electronic photographs relating to the Real Property, and (vi) all computer and data files (i.e., yardi or entrata data files, as applicable) related to the Leases. The Tangible Personal Property and the Intangible Personal Property are collectively referred to herein as the "**Personal Property**".

Notwithstanding anything to the contrary contained in this Agreement, under no circumstances shall the Property include (i) any marketing information, market and other analyses, reports,

investigations or other documents which constitute proprietary information of Seller or Seller's affiliates, including, without limitation any architectural plans, designs or other plans and designs for any houses, townhomes, apartments, casitas and other buildings, or any other vertical improvements of any type, (ii) any information which is privileged or confidential pursuant to a recognized legal privilege (such as attorney-client communication and/or attorney work product), (iii) any property management software and related hardware, and the data contained therein and (iv) any website domain related to the Property.

Section 1.3 ***Earnest Money***.

(a) Within three (3) Business Days after the Effective Date, Buyer shall deposit the Initial Earnest Money with the Title Company. Notwithstanding anything contained herein to the contrary, $100.00 of the Initial Earnest Money is deemed to be independent contract consideration ("**Independent Contract Consideration**") for Buyer's exclusive right to inspect and purchase the Property under this Agreement and for Seller's execution, delivery, and performance of this Agreement, which amount is fully-earned by Seller and non-refundable to Buyer in all events.

(b) If Buyer does not terminate this Agreement within the Due Diligence Period, then prior to the end of the Due Diligence Period, Buyer shall deposit the Additional Earnest Money with the Title Company.

(c) The Initial Earnest Money, and if deposited by Buyer, the Additional Earnest Money, together with any interest earned thereon, is referred to herein as the "**Earnest Money**." All Earnest Money shall be deposited by Buyer in immediately available federal funds. If Buyer fails to timely deposit any portion of the Earnest Money with the Title Company, then prior to the time such Earnest Money is deposited Seller may terminate this Agreement. The Earnest Money shall be applied to the Purchase Price at Closing. The Earnest Money shall be held and disbursed by the Title Company pursuant to **Article IX** of this Agreement.

ARTICLE II
INSPECTIONS

Section 2.1 ***Property Information***. Pursuant to the Early Access Agreement, Seller has made available to Buyer, to the extent in Seller's possession, copies of, or access to with the right to copy, the following information with respect to the Property; provided, however, under no circumstances shall Seller be required to prepare any lists or schedules (other than updates as may be expressly required herein, such as an updated Rent Roll), to the extent the same do not presently exist (collectively, the "**Property Information**"):

(a) the standard form of apartment lease used by Seller for the Property and the right to inspect and copy the existing Leases in the possession of the property manager for the Property;

(b) all parking and other occupancy agreements relating to the Property;

(c) all equipment and capital leases;

(d) a current rent roll for the Real Property, indicating rents collected, scheduled rents and concessions, delinquencies, and security deposits, pet and other deposits held, and lease commencement and termination dates (the "**Rent Roll**");

(e) operating statements for the two (2) previous fiscal years, if available, and year to date (the "**Operating Statements**;

(f) a list of Tangible Personal Property, if any, and a list and copies of any utility, service or maintenance agreements, if any (the "**Service Contracts**");

(g) any existing land surveys (the "**Existing Survey**");

(h) any "as built" plans for the Improvements (such plans will only be available for review at the Property, without the right to copy);

(i) any engineering, geotechnical, environmental, and pest reports prepared for Seller and relating solely to the Property; provided, however, only the executive summary of any environmental reports will be provided or made available to Buyer;

(j) any certificates of occupancy;

(k) any ad valorem (both real property and personal property) tax bills and assessments for the last two (2) years;

(l) any currently-effective warranties and guaranties;

(m) any fires suppression system, HVAC system and swimming pool inspection reports within the last twelve (12) months;

(n) any permits and licenses issued by governmental authorities;

(o) any pending applications for licenses, permits or other governmental approvals for the Property;

(p) any business and other licenses required by any governmental authority to operate the Property;

(q) any insurance loss reports and incident reports listing loses and incidents since the Property has been in service;

(r) any documentation relating to any outstanding deposits, bonds, or letters of credit relating to the Property, including, but not limited to, any of the foregoing for road paving, road construction, storm water basins, erosion control, and utility systems;

(s) all maintenance work orders and service records since the Property has been in service;

(t) all written notices of violations from any governmental entity, whether or not such violation has been resolved and all reports submitted to any governmental entity in response thereto;

(u) all leasing and traffic reports for the Property since the Property has been in service; and

(v) all print and digital marketing materials for the Property.

Except as otherwise expressly provided herein, (i) Seller makes no representations or warranties as to the accuracy or completeness of the Property Information, including, without limitation, the content, reliability, accuracy, or completeness; (ii) Buyer's use and reliance on the Property Information shall be at Buyer's own risk and Seller makes no assurance as to any right of Buyer to use or rely on the Property

Information; (iii) Seller shall have no duty to advise Buyer of any misrepresentations, misstatements, mistakes, errors, or other inaccuracies contained in the Property Information; and (iv) Seller shall have no liability, and is hereby released from all liability, to Buyer, its successors and/or assigns, with respect to the Property Information, including, without limitation, any liability for misrepresentations, misstatements, mistakes, errors, or other inaccuracies contained in the Property Information.

Section 2.2 ***Confidentiality***. The Property Information and all other information (other than matters of public record or matters generally known to the public) furnished to, or obtained through inspection of the Property by Buyer, its affiliates, lenders, employees, attorneys, accountants and other professionals or agents relating to the Property, will be treated prior to the Closing (and after Closing to the extent required by **Section 10.22** of this Agreement) by Buyer, its affiliates, lenders, employees and agents as confidential, and will not be disclosed to anyone other than on a need-to-know basis who agree to maintain the confidentiality of such information pursuant to this **Section 2.2**, and will be returned to Seller by Buyer, or destroyed by Buyer to the satisfaction of Seller, if the Closing does not occur, provided that Buyer shall be permitted to retain a copy of the Property Information to the extent required buy its document retention policy. Without limiting the foregoing, Buyer acknowledges that the Leases and the Rent Roll may contain personal information relating to the respective tenants thereto (including, names, postal addresses, phone numbers, etc.), and Buyer agrees that all such personal information shall be treated as confidential information by Buyer. Buyer further agrees to implement and maintain commercially reasonable administrative, physical and technical safeguards designed to protect the confidentiality and security of such confidential information and to use commercially reasonable efforts to protect against any threats, hazards and unauthorized access or use of such confidential information. Buyer agrees to promptly notify Seller of any requested disclosure or known or suspected unauthorized access to or loss, breach, damage or theft of any confidential information. The confidentiality provisions of this **Section 2.2** shall not apply to any disclosures made by Buyer as required by law, by court order, or in connection with any subpoena served upon Buyer; provided Buyer shall provide Seller, unless prohibited by the subpoena, with written notice before making any such disclosure to enable Seller to seek an appropriate protective order. The provisions of this paragraph shall survive the termination of this Agreement if the Closing does not occur.

Section 2.3 ***Inspections in General***. During the Due Diligence Period, Buyer, its agents, and employees shall have the right to enter upon the Property for the purpose of making non-invasive inspections at Buyer's sole risk, cost and expense. Before any such entry, Buyer shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits and coverage reasonably satisfactory to Seller. All of such entries upon the Property shall be at reasonable times during normal business hours and after at least forty-eight (48) hours prior written notice to Seller or Seller's agent (which notice may be by email and shall describe the scope of the inspections Buyer intends to conduct during Buyer's inspection), and Seller or Seller's agent shall have the right to accompany Buyer during any activities performed by Buyer on the Property, but the unavailability of Seller's representatives shall not be a basis for denying Buyer's representatives access to the Property. Buyer shall not contact any tenant of the Property, any employee of Seller, any governmental agency or instrumentality (except to obtain a zoning compliance letter or in connection with Buyer's zoning report), or any other third person regarding the Property without the prior written consent of Seller. Upon reasonable prior written notice and request from Buyer, Seller shall notify tenants of the Property and permit Buyer to view occupied units, subject to the rights of tenants under their leases and except to the extent specifically prohibited in such tenants' leases. At Seller's request, Buyer shall provide Seller with a copy of the results of any tests and inspections made by Buyer, excluding only market and economic feasibility studies. If any inspection or test performed by, through or under Buyer disturbs the Property, Buyer will restore the Property to the same condition as existed before the inspection or test, provided that Buyer shall not be required to correct any pre-existing condition discovered by Buyer. **BUYER SHALL DEFEND, INDEMNIFY AND HOLD SELLER, SELLER'S PARTNERS, MEMBERS, MANAGERS, DIRECTORS, OFFICERS,**

TENANTS, AGENTS, CONTRACTORS AND EMPLOYEES AND THE PROPERTY HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, COSTS, DAMAGES, CLAIMS, OR LIABILITIES, INCLUDING BUT NOT LIMITED TO, MECHANIC'S AND MATERIALMEN'S LIENS AND SELLER'S ATTORNEYS' FEES, TO THE EXTENT ARISING OUT OF THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BUYER, OR THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ANYONE ACTING BY, THROUGH OR UNDER BUYER, IN CONNECTION WITH BUYER'S INSPECTION OF THE PROPERTY. The provisions of this paragraph shall survive the Closing or the earlier termination of this Agreement.

Section 2.4 ***Environmental Inspections and Release***. The inspections under **Section 2.3** may include a non-invasive Phase I environmental inspection of the Property, but no Phase II environmental inspection or other invasive inspection or sampling of soils, water, air or other materials (other than standard radon testing), including without limitation construction materials, for analytical testing, either as part of the Phase I inspection or any other inspection, shall be performed without the prior written consent of Seller, which consent may be withheld by Seller in Seller's sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller's review and approval. At Seller's request, Buyer shall deliver to Seller copies of any Phase II or other environmental report to which Seller consents as provided above. **BUYER, FOR ITSELF AND ANY ENTITY AFFILIATED WITH BUYER, WAIVES AND RELEASES SELLER AND SELLER'S AFFILIATES (HEREAFTER DEFINED) FROM AND AGAINST ANY LIABILITY OR CLAIM RELATED TO THE PROPERTY ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT OF 1980, THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, THE RESOURCE CONSERVATION AND RECOVERY ACT, AND THE TOXIC SUBSTANCE CONTROL ACT, ALL AS AMENDED, OR ANY OTHER CAUSE OF ACTION BASED ON ANY OTHER STATE, LOCAL, OR FEDERAL ENVIRONMENTAL LAW, RULE OR REGULATION**. The provisions of this **Section 2.4** shall survive indefinitely any Closing or termination of this Agreement and shall not be merged into the Closing documents. "**Seller's Affiliates**" means (a) any entity that directly or indirectly controls, is controlled by or is under common control with Seller, (b) any entity at least a majority of whose economic interest is owned by Seller and (c) any member, shareholder, officer, director, employee or agent of any such entity or entities; and the term "**control**" means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

Section 2.5 ***Termination During Due Diligence Period***. If before the expiration of the Due Diligence Period Buyer determines, in Buyer's sole discretion, that the Property is acceptable for Buyer's purposes, then Buyer shall deliver to Seller a notice that Seller has elected to proceed with the purchase of the Property (a "**Notice to Proceed**"). Seller shall also have the right to terminate this Agreement by giving Seller written notice of termination before the expiration of the Due Diligence Period. If Buyer provides to Seller a written notice of termination prior to the termination of the Due Diligence Period, or if Buyer fails to provide to Seller a Notice to Proceed prior to the termination of the Due Diligence Period, then this Agreement shall automatically terminate, in which event Three Hundred Seventy-Five Thousand Dollars ($375,000) of the Initial Earnest Money shall be promptly refunded to Buyer, and the balance of Initial Earnest Money shall be paid to Seller as additional Independent Contract Consideration; provided, however, if Buyer terminates this Agreement pursuant to this **Section 2.5** because (a) of a matter appearing in the Title Commitment or shown on a survey or (b) the Property is subject to an environmental or other physical matter (either being an "**Adverse Matter**"), and there is a reasonable possibility that the Adverse Matter could have a material adverse effect on either the operation of the Property or Buyer's ability to finance the Property for Buyer's intended use, and Buyer details the Adverse Matter in its notice of termination to Seller, then all of the Initial Earnest Money shall be promptly refunded to Buyer. If Buyer delivers a Notice to Proceed prior to the expiration of the Due Diligence Period, then this Agreement shall continue in full

force and effect subject to the provisions of this Agreement, and the Initial Earnest Money and the Additional Earnest Money thereafter deposited by Buyer shall be nonrefundable to Buyer unless expressly provided to the contrary in this Agreement.

Section 2.6 ***Buyer's Reliance on its Investigations***. **TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR SELLER'S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 6.6 AND SECTION 7.1 AND ANY WARRANTIES OF TITLE CONTAINED IN THE DEED AND THE ASSIGNMENT (HEREAFTER DEFINED) DELIVERED AT THE CLOSING (COLLECTIVELY, THE "SELLER'S WARRANTIES"), THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY AND ANY COMMUNITY IMPROVEMENTS ON AN "AS IS" AND "WHERE IS" BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, EXCEPT FOR THE SELLER'S WARRANTIES. EXCEPT FOR THE SELLER'S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT. IN ENTERING INTO THIS AGREEMENT, BUYER IS NOT RELYING ON ANY STATEMENT, REPRESENTATION OR WARRANTY OTHER THAN THE SELLER'S WARRANTIES. BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC, USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND ANY COMMUNITY IMPROVEMENTS AND THAT, OTHER THAN THE SELLER'S WARRANTIES, BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER'S BEHALF CONCERNING THE PROPERTY OR ANY COMMUNITY IMPROVEMENTS. BUYER ADDITIONALLY AGREES THAT SELLER HAS NO OBLIGATION TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS TO THE PROPERTY, THE COMMUNITY OR THE COMMUNITY IMPROVEMENTS, AND EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN, TO PAY ANY FEES, COSTS OR EXPENSES RELATED TO THE PROPERTY, THE COMMUNITY OR ANY COMMUNITY IMPROVEMENTS, OR FOR ANY OTHER LIABILITY OR OBLIGATION WITH RESPECT TO THE PROPERTY, COMMUNITY OR ANY COMMUNITY IMPROVEMENTS. IN ADDITION TO THE RELEASE SET FORTH IN SECTION 2.4, BUYER HEREBY FOREVER RELEASES AND DISCHARGES SELLER AND SELLER'S AFFILIATES FROM ALL RESPONSIBILITY, OBLIGATIONS, CLAIMS, DEMANDS AND LIABILITY WHATSOEVER REGARDING THE CONDITION, VALUATION, SALABILITY OR UTILITY OF THE PROPERTY AND ANY COMMUNITY IMPROVEMENTS, OR THE SUITABILITY FOR ANY PURPOSE WHATSOEVER OF THE PROPERTY AND ANY COMMUNITY IMPROVEMENTS, EXCEPT FOR THE SELLER WARRANTIES.** As used in this Agreement, the term "**Community Improvements**" means any and all infrastructure and improvements constructed or installed in connection with the development of any lots and/or the community of which the Property is a part (the "**Community**"), including without limitation streets, utilities of all types and all utility infrastructure (including but not limited to water, wastewater, electric, natural gas, telecommunications, storm sewer, drainage, and

reclaimed water), common area improvements for the Community or any phase thereof, and other shared improvements. The provisions of this **Section 2.7** shall survive indefinitely any Closing or termination of this Agreement and shall not be merged into the Closing documents. **NOTWITHSTANDING THE FOREGOING OR ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, THE ACKNOWLEDGMENTS, WAIVERS AND RELEASES SET FORTH IN THIS SECTION 2.7 AND THE SURVIVAL PERIOD SET FORTH IN SECTION 10.9 OF THIS AGREEMENT ARE NOT INTENDED TO BE AND SHALL NOT BE CONSTRUED TO (A) APPLY TO ANY CLAIM WITH RESPECT TO FRAUD OR FRAUDULENT CONCEALMENT WITH RESPECT TO SELLER'S WARRANTIES, (B) SERVE AS A WAIVER OF BUYER'S RIGHT TO FULLY DEFEND ITSELF FROM ACTUAL OR THREATENED GOVERNMENT AND THIRD-PARTY CLAIMS OR (C) CREATE AN OBLIGATION TO INDEMNIFY SELLER OR ANYONE ELSE FOR ACTUAL OR THREATENED GOVERNMENTAL OR THIRD PARTY CLAIMS ASSERTED AGAINST SELLER OR ANYONE ELSE.**

ARTICLE III
TITLE AND SURVEY REVIEW

Section 3.1 ***Delivery of Title Commitment***. Prior to the Effective Date, Seller has made available to Buyer a title commitment issued by the Title Agent on behalf of the Title Company (the "**Title Commitment**") covering the Property, together with copies of all documents referenced in the Title Commitment. Buyer, at its option and expense, may obtain an updated survey (the "**Survey**") of the Property.

Section 3.2 ***Title Review and Cure***.

(a) On or before August 2, 2022 (the "**Objection Deadline**"), Buyer shall give written notice (the "**Objection Notice**") to Seller of any matter set forth in the Title Commitment and the Existing Survey (and, if obtained, the Survey) to which Buyer objects (the "**Objections**"). If Buyer fails to tender an Objection Notice on or before the Objection Deadline, Buyer shall be deemed to have approved and irrevocably waived any objections to any matters covered by the Title Commitment and the Existing Survey (and, if obtained, the Survey). On or before three (3) days after receipt of the Objections (the "**Response Deadline**"), Seller may, in Seller's sole discretion, give Buyer notice (the "**Response Notice**") of those Objections that Seller is willing to cure, if any. Seller shall have no obligation to cure Objections except liens of an ascertainable amount created by Seller, which liens Seller shall cause to be released at the Closing, or affirmatively insured over by the Title Company if the claim is a mechanic's lien and the aggregate of all such mechanic's liens does not exceed $100,000. Seller further agrees to remove (or as expressly permitted above, cause the Title Company to affirmatively insure over) any exceptions or encumbrances to title which are created by Seller after the Effective Date without Buyer's consent. If Seller fails to deliver a Response Notice by the Response Deadline, Seller shall be deemed to have elected not to cure or otherwise resolve any matter set forth in the Objection Notice. If Buyer is dissatisfied with the Response Notice or the lack of Response Notice, Buyer may, as its exclusive remedy, terminate this Agreement on or before the end of the Due Diligence Period. If Buyer provides such notice, this Agreement shall terminate and be of no further force and effect, except for the matters that expressly survive the termination of this Agreement, and the Title Company shall return all of the Earnest Money to Buyer. If Buyer fails to timely exercise such right, Buyer shall be deemed to accept the Title Commitment and Existing Survey (and, if obtained, the Survey) with resolution, if any, of the Objections set forth in the Response Notice (or if no Response Notice is tendered, without any resolution of the Objections) and without any reduction or abatement of the Purchase Price.

(b) The term "**Permitted Exceptions**" shall mean: the specific exceptions (exceptions that are not part of the promulgated title insurance form) in the Title Commitment that the Title Company has not agreed to remove from the Title Commitment (or as expressly permitted in **Section 3.2(a)** above, cause the Title Company to affirmatively insure over) prior to Closing and that Seller is not required to remove as provided above; all items shown on the Existing Survey, or if obtained, the Survey; real estate taxes not yet due and payable; and tenants in possession as tenants only under the Leases. Notwithstanding anything in this Agreement to the contrary, Buyer specifically acknowledges the restrictive covenants set forth in that certain Declaration of Restrictive Covenants dated as of September 21, 2020 (the "**Declaration**") recorded as Document No. 20200492927 in the Official Public Records of Orange County, Florida, and to the fullest extent allowed by law, Buyer agrees that under no circumstances shall Buyer object to, oppose, contest or challenge the validity of the Declaration, or make any attempt to remove or terminate the same prior to the time that the Declaration expires by its express terms.

Section 3.3 ***Delivery of Title Policy at Closing***. As a condition to Buyer's obligation to close, the Title Agent, on behalf of the Title Company, shall deliver to Buyer at Closing a pro-forma policy of title insurance (the "**Pro Forma Policy**"), irrevocably committing the Title Company to issue a standard form of ALTA owner's policy (the "**Title Policy**") as of the date and time of the recording of the Deed, in the amount of the Purchase Price, insuring Buyer as owner of good and indefeasible fee simple title to the Real Property, and subject to the Permitted Exceptions. Seller shall execute at Closing an affidavit and/or indemnity in such form reasonably acceptable to Seller as the Title Company shall require for the issuance of the Title Policy. The Title Policy may be delivered after Closing if that is customary in the locality.

ARTICLE IV
OPERATIONS AND RISK OF LOSS

Section 4.1 ***Ongoing Operations and Insurance***. During the pendency of this Agreement, Seller shall carry on its business and activities relating to the Property, including leasing of the Property, in substantially the same manner as it did before the Effective Date, and including performing ordinary course maintenance of the Property and Property systems, and Seller shall maintain in full force and effect insurance on the Real Property in accordance with past practices, and within five (5) days after Seller has actual notice thereof, Seller shall notify Purchaser in writing of any damage to the Property caused by fire, act of God or other casualty.

Section 4.2 ***Performance under Leases and Service Contracts***. During the pendency of this Agreement, (i) Seller will perform its material obligations under the Leases and Service Contracts and other agreements that may affect the Property and (ii) except as permitted in the applicable Lease, Seller shall not apply any tenant security deposit to unpaid rent or other sums owed by a tenant under a Lease or apply any tenant security deposit to any damage owed by a tenant under a Lease.

Section 4.3 ***New Contracts***. During the pendency of this Agreement, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing, except (a) Leases entered into in the ordinary course of Seller's business with a fixed term of not less than six months and not greater than eighteen (18) months, and (b) contracts entered into in the ordinary course of Seller's business that are terminable without cause on thirty (30) days' notice and without penalty or cancellation fee, without the prior consent of Buyer, which shall not be unreasonably withheld or delayed.

Section 4.4 ***Termination of Service Contracts***. During the Due Diligence Period, Buyer shall notify Seller which Service Contracts Buyer wishes to assume at Closing (the "**Accepted Service Contracts**"). Notwithstanding the foregoing, (a) Buyer shall assume all Service Contracts that are not terminable on thirty (30) days or less notice or that require the payment of a termination charge, unless Buyer agrees to pay such termination charge (together with the Accepted Service Contracts, the "**Assumed**

Service Contracts"), and (b) Buyer shall not have the right to assume any Service Contract that is pursuant to a master contract with Seller's property manager. Buyer shall pay any transfer or assignment charges due in connection with its assumption of any Assumed Service Contracts. Notice of termination for all Service Contracts not assumed by Buyer shall be given by Seller not later than the Closing Date, and any charges due thereunder after the Closing Date and through the date of actual termination shall be included as a prorated expense.

Section 4.5 ***Damage or Condemnation***. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened before the Closing, and risk of loss to the Property due to fire, flood or any other cause before the Closing, shall remain with Seller. If before the Closing the Property or any portion thereof (a) shall be materially damaged, (b) whether materially damaged or not, damaged and not covered by insurance after taking into consideration any applicable deductible and self-insured retention (an "**Uninsured Loss**"), and Seller is unwilling to credit Buyer for such Uninsured Loss at Closing, or (c) shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Buyer may terminate this Agreement by written notice to Seller given within five (5) days after Buyer learns of the damage or taking, or in the case of an Uninsured Loss, five (5) days after Seller notifies Buyer that it will not credit Buyer for such Uninsured Loss at Closing (an "**Uninsured Loss Notice**"), in which event all of the Earnest Money deposited by Buyer shall be returned to Buyer. If the Closing Date is within either of the aforesaid five (5) day periods, then Closing shall be extended to the next Business Day following the end of the applicable five (5) day period. If no such election is made by Buyer, or if no such termination right is available to Buyer, then this Agreement shall remain in full force and effect and the purchase contemplated hereby, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Buyer any insurance proceeds that may thereafter be made for such damage or destruction, giving Buyer a credit at Closing for any deductible or self-insured retention under such policies, and if there is an Uninsured Loss, and Seller does not give Buyer an Uninsured Loss Notice, an additional credit for the Uninsured Loss. For purposes of clarity, if Seller gives Buyer and Uninsured Loss Notice, and notwithstanding the same Buyer does not elect to terminate this Agreement pursuant to this Section, then Buyer shall receive no Uninsured Loss credit at Closing. As used in this Section, the phrases "**material damage**" and "**materially damaged**" means damage reasonably estimated by Seller to have a cost exceeding Five Hundred Thousand Dollars ($500,000) to repair.

Section 4.6 ***Sale or Removal of Property***. During the pendency of this Agreement, Seller shall not sell, transfer or remove all or any part of the Property, except Personal Property that is removed or repaired in the ordinary course of Seller's business and replaced with similar items comparable in quantity.

Section 4.7 ***Rent Ready Credit***. To the extent that any previously occupied apartment unit (a "**Previously Occupied Unit**") becomes vacant at least ten (10) Business Days prior to the Closing (the "**Rent Ready Date**"), Seller shall cause such Previously Occupied Unit to be put in Rent Ready Condition (defined below) prior to Closing. If any Previously Occupied Unit is not in Rent Ready Condition by the Closing (regardless of its status on the Rent Ready Date) then Buyer, as Buyer's sole remedy, shall receive a credit on the closing statement at Closing equal to One Thousand and No/100 Dollars ($1,000.00) for each Previously Occupied Unit that is not in Rent Ready Condition. For purposes of this **Section 4.7**, "**Rent Ready Condition**" shall mean the condition in which Seller currently delivers vacant apartment units to new tenants at the Property in Seller's ordinary course of business, freshly painted or touched-up (if reasonably necessary) and cleaned, with all appliances, fixtures, and equipment therein in good working order. Prior to Closing, Buyer shall have the right to inspect any Previously Occupied Units to determine whether same are in Rent Ready Condition.

Section 4.8 *Notices to Buyer*. During the pendency of this Agreement, Seller shall promptly provide Buyer reasonably detailed written notice of: (a) any written notices of violations with respect to the Property received by Seller after the Effective Date from any applicable governmental authority; (b) any fire, flood or other similar material casualty which affects more than one unit on the Property; (c) any actual or threatened condemnation (or proceeding in lieu thereof) of which Seller obtains knowledge; (d) any written notice received by Seller from any applicable governmental authority claiming that the Property or the use and operation thereof fails to comply with applicable laws; (e) any written notice given or received by or on behalf of Seller claiming that Seller is in material default under any Service Contract or under any Leases; and (f) any written notice received by Seller concerning any pending or threatened litigation or administrative proceeding affecting the Property, Seller or Seller's interest in the Property.

Section 4.9 *Updated Operating Statement and Rent Roll*. During the pendency of this Agreement, Seller shall provide to Buyer, not less than once per week, an updated Rent Roll for the Property, and not less than once per calendar month, an updated Operating Statement for the Property for the immediately preceding twelve-month period.

ARTICLE V
CLOSING

Section 5.1 *Closing*. The consummation of the transactions contemplated hereby (the "**Closing**") shall occur on or before 1:00 p.m. Pacific time on the Closing Date at the offices of the Title Company; provided, however, Buyer shall have the one-time option to extend the Closing Date until September 28, 2022, by giving written notice of such extension to Seller on or before August 31, 2022, and depositing with the Title Company within two (2) Business Days of such notice, in immediately available funds, an additional One Hundred Fifty Thousand Dollars ($150,000), which shall thereafter be treated as additional Earnest Money hereunder.

Section 5.2 *Conditions to Closing*.

(a) Seller's Closing Conditions. The obligation of Seller to consummate the transactions contemplated hereby is contingent upon the following:

(i) Buyer's representations and warranties expressly set forth in this Agreement shall be true and correct in all material respects as of the Effective Date and the Closing Date;

(ii) As of the Closing Date, Buyer shall have performed its material obligations expressly set forth in this Agreement and all deliveries to be made at Closing as expressly set forth in this Agreement have been tendered;

(iii) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Buyer that would materially and adversely affect Seller's ability to perform its obligations under this Agreement; and

(iv) There shall exist no pending or threatened action, suit or proceeding with respect to Buyer before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby.

(b) Buyer's Closing Conditions. The obligation of Buyer to consummate the transactions contemplated hereby is contingent upon the following:

(i) Seller's representations and warranties expressly set forth in this Agreement shall be true and correct in all material respects as of the Effective Date and the Closing Date;

(ii) As of the Closing Date, Seller shall have performed its material obligations expressly set forth in this Agreement and all deliveries to be made at Closing as expressly set forth in this Agreement have been tendered;

(iii) There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller that would materially and adversely affect Seller's ability to perform its obligations under this Agreement;

(iv) There shall exist no pending or threatened action, suit or proceeding with respect to Seller before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby; and

(v) The Title Company shall have unconditionally and irrevocably agreed to issue the Title Policy as provided in **Section 3.3**.

(vi) If the recorder's office of Orange County, Florida is not open for business by reason of COVID and has not provided for an alternative means to accomplish recording of the Closing documents, including Buyer's loan documents, then the Closing shall be extended for a period of up to three (3) Business Days to accomplish recording of the Closing Documents.

(vii) Except for the Leases set forth on the then most current Rent Roll, Service Contracts and Permitted Exceptions, there shall be no leases or other agreements permitting possession or occupancy of all or any portion of the Property by any third party.

(viii) Certificates of occupancy shall have been issued and shall remain in effect as of the Closing for all units and other space within the Property for which certificates of occupancy have been issued, and no threat shall have been made by any governmental authority with jurisdiction over such matters regarding the potential withdrawal or cancellation of any of such certificates of occupancy.

So long as a party is not in default hereunder pursuant to **Article VIII**, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date, such party may, in its sole discretion, either (i) terminate this Agreement by delivering written notice to the other party on or before the Closing Date, in which event all of the Earnest Money deposited by Buyer shall be paid to Seller if the termination is by Seller pursuant to **Section 5.2(a)** and refunded to Buyer if the termination is by Buyer pursuant to **Section 5.2(b)**, or (ii) elect to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. If such party elects to close, notwithstanding the nonsatisfaction of such condition, there shall be no liability on the part of the other party for nonsatisfaction of such condition or for breaches of representations and warranties of which the party electing to close had knowledge as of the Closing.

Section 5.3 ***Seller's Deliveries in Escrow***. Not later than the Closing Date, Seller shall deliver in escrow to the Title Company the following:

(a) Deed. A special warranty deed in the form of **Exhibit B** attached hereto (the "**Deed**"), executed and acknowledged by Seller, conveying Seller's title to the Real Property, subject only to the Permitted Exceptions.

(b) Bill of Sale and Assignment of Leases and Contracts. A Bill of Sale and Assignment of Leases and Service Contracts in the form of **Exhibit C** attached hereto (the "**Assignment**"), executed by Seller.

(c) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property.

(d) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller.

(e) Additional Documents. Any additional documents that Title Company may reasonably require for the proper consummation of the transactions contemplated by this Agreement.

Section 5.4 ***Buyer's Deliveries in Escrow***. Not later than the Closing Date, Buyer shall deliver in escrow to the Title Company the following:

(a) Purchase Price. The Purchase Price, less the Earnest Money deposited by Buyer that is applied to the Purchase Price, plus or minus applicable prorations, deposited by Buyer with the Title Company in immediate, same day federal funds wired for credit into the Title Company's escrow account at a bank reasonably satisfactory to Buyer.

(b) Bill of Sale and Assignment of Leases and Contracts. The Assignment, executed by Buyer.

(c) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property.

(d) Additional Documents. Any additional documents that the Title Company may reasonably require for the proper consummation of the transactions contemplated by this Agreement.

Section 5.5 ***Closing Statements***. At the Closing, Seller and Buyer shall deposit with the Title Company executed closing statements consistent with this Agreement in the form required by the Title Company.

Section 5.6 ***Title Policy***. The Pro Forma Policy shall be delivered at Closing as provided in **Section 3.3**.

Section 5.7 ***Possession***. Seller shall deliver possession of the Property to Buyer at the Closing, subject to the Permitted Exceptions.

Section 5.8 ***Post-Closing Deliveries***. Immediately after the Closing, Seller shall deliver to the on-site property management office: the original Leases; originals of all contracts (or copies if no originals are available) and receipts for deposits; all keys, if any, used in the operation of the Property; if in Seller's possession or control, a copy of any "as-built" plans and specifications of the Improvements; and an

electronic copy of all data relating to the Leases (i.e., yardi or entrata data files). With respect to any existing website domain solely related to the Property, Seller agrees to take down such existing website promptly after the Closing and for a period of ninety (90) days redirect online traffic to Buyer's new website (if provided to Seller by Buyer).

Section 5.9 ***Notice to Residents***. Seller and Buyer shall deliver to each tenant immediately after the Closing a notice regarding the sale in substantially the form of **Exhibit D** attached hereto, or such other form as may be required by applicable state law.

Section 5.10 ***Costs***. Each party shall pay its portion of the following costs as indicated below:

Cost	**Responsible Party**
Title Commitment required to be delivered pursuant to **Section 3.1**	Seller
Premium for standard/basic form of Title Policy required to be delivered pursuant to **Section 3.3**	Seller
Premium for any upgrade of Title Policy for extended or additional coverage and any endorsements desired by Buyer, any inspection fee charged by the Title Company, tax certificates, municipal and utility lien certificates, and any other Title Company charges	Buyer
Costs of any update to the Existing Survey commissioned by Buyer, or any new survey obtained by Buyer	Buyer
Costs for UCC searches	Buyer
Recording fees	Buyer
Any deed taxes, documentary stamps and transfer taxes	Seller
Any escrow fee charged by the Title Company for holding the Earnest Money or conducting the Closing	Buyer ½ Seller ½
Real estate sales commission to Broker	Seller

All other costs shall be borne as expressly specified herein, or if not expressly specified herein, according to local custom in Orange County, Florida.

Section 5.11 ***Close of Escrow***. The Title Company shall agree in writing with Seller and Buyer that (a) recordation of the Deed constitutes its representation that it is holding the closing documents, closing funds and closing statement and is prepared and irrevocably committed to disburse the closing funds in accordance with the closing statements and (b) release of funds to Seller shall irrevocably commit it to issue the Title Policy in accordance with this Agreement. Upon satisfaction or completion of the foregoing conditions and deliveries, the parties shall direct the Title Company to immediately record and deliver the documents described above to the appropriate parties and make disbursements according to the closing statements executed by Seller and Buyer and in accordance with escrow instructions by each party consistent with this Agreement.

ARTICLE VI
PRORATIONS

Section 6.1 ***Prorations***. For purposes this **Article VI**, the day of Closing shall belong to Buyer and all prorations hereinafter provided to be made as of the Closing shall each be made as of the end of the day before the Closing. In each such proration set forth below, the portion thereof applicable to periods beginning as of Closing shall be credited or charged to Buyer and the portion thereof applicable to periods ending as of Closing shall be credited or charged to Seller.

(a) Taxes and Assessments. General real estate taxes and assessments imposed by governmental authority and any assessments imposed by private covenant constituting a lien or charge on the Property for the then current calendar year or other current tax period (collectively, "**Taxes**") not yet due and payable shall be prorated. If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Buyer and Seller shall prorate Taxes for such calendar year or other applicable tax period based upon the most recent ascertainable assessed values and tax rates. Any refund or rebate of Taxes resulting from a tax protest, challenge or appeal (an "**Appeal**") for a tax year ending prior to the Closing Date shall belong to Seller, whether received before or after Closing, and Seller shall have the sole authority to prosecute such Appeals. Any refund or rebate of Taxes, less costs incurred in connection therewith, resulting from an Appeal for the tax year in which the Closing occurs shall be prorated between the parties in the same manner as prescribed above, whether received before or after Closing, and Seller shall have the sole authority to prosecute any such Appeal prior to the Closing, and Buyer shall have the sole authority to prosecute any such Appeal after the Closing.

(b) Collected Rent; Tenant Receivables. All collected rent and other collected income (and any applicable state or local tax on rent) under Leases in effect on the Closing Date shall be prorated. Seller shall be charged with any rent and other income collected by Seller before Closing, but applicable to any period of time after Closing. Except as otherwise provided in this **Section 6.1**, all uncollected rent and other receivables shall be paid first to the obligations then owing to Buyer for its period of ownership and to costs of collection, and the balance, if any, shall be remitted to Seller, to the extent applicable for the period of time prior to the Closing. Any prepaid rents for the period following the Closing Date shall be paid over by Seller to Buyer. Buyer will make reasonable efforts, without suit, to collect any rents applicable to the period before Closing, and Seller may pursue the collection of the same, provided that Seller shall have no right to terminate any Lease or any tenant's occupancy under any Lease in connection therewith.

(c) Utilities. Utilities, including water, sewer, electric, and gas, based upon the last reading of meters prior to the Closing shall be prorated. Seller shall endeavor to obtain meter readings on the day before the Closing Date and to have an invoice issued with respect to the time prior to the Closing, and if such readings are obtained and an invoice issued, there shall be no proration of such items. Seller shall pay at Closing the bills therefor for the period to the day preceding the Closing, and Buyer shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Buyer will receive a credit against the Purchase Price for Seller's portion and will pay the entire bill prior to delinquency after Closing. If Seller has paid any utilities no more than thirty (30) days in advance in the ordinary course of business, then Buyer shall be charged its portion of such payment at Closing. Recoveries from the reimbursement of utility expenses collected by Buyer or Seller (or a third party service provider) shall be prorated based upon, and shall relate back to, the months in which the billed expenses were incurred. Buyer shall be responsible for the payment of all deposits necessary to continue utility services for the period beginning on the Closing Date, and Seller shall be entitled to apply for return of any deposits that Seller had paid to such utility companies.

(d) Fees and Charges under Assumed Service Contracts. Fees and charges under such of the Assumed Service Contracts as are being assigned to and assumed by Buyer at the Closing, on the basis of the periods to which such Assumed Service Contracts relate, shall be prorated.

(e) Nonrefundable Deposits, Fees, Upfront Payments and Prepaid Amounts. Nonrefundable deposits, fees and upfront payments, bonuses, door fees and prepaid amounts received by Seller under laundry, telecommunications, cable, internet and other similar leases and

concessions shall not be prorated at Closing, it being the agreement of Seller and Buyer that Seller shall have the right to keep all of the same.

(f) Credit for Name Change. At Closing, Buyer shall receive a credit against the Purchase Price of $50,000 to fully compensate Buyer for removing the name "Ascend" from any signage relating to the Property.

Section 6.2 ***Final Adjustment After Closing***. If final prorations cannot be made at Closing for any item being prorated under **Section 6.1**, including Taxes, then Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available, with final adjustment to be made as soon as reasonably possible after the Closing, but within one hundred eighty (180) days after the Closing, to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Notwithstanding the immediately preceding sentence, if Taxes are estimated at Closing, then the final adjustment will be made within thirty (30) days after the tax statement for the actual amount thereof is received by either Seller or Buyer. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. Seller shall have reasonable access to, and the right to inspect and audit, Buyer's books to confirm the final prorations.

Section 6.3 ***Service Contracts***. Buyer will assume the obligations arising from and after the Closing Date under the Assumed Service Contracts.

Section 6.4 ***Tenant Deposits***. All refundable tenant security deposits in Seller's possession, as reflected on a final Rent Roll delivered to Buyer (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases, shall be transferred or credited to Buyer at Closing or placed in escrow if required by law. As of the Closing, Buyer shall assume Seller's obligations related to tenant security deposits. Buyer will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any security deposits transferred to Buyer, but only to the extent relating to the portion transferred to Buyer, and will reimburse Seller for any reasonable expenses (including all reasonable attorneys' fees) incurred or that may be incurred by Seller as a result of any such claims or demands by tenants.

Section 6.5 ***Utility Deposits***. Buyer shall be responsible for making any deposits required with utility companies.

Section 6.6 ***Sale Commissions***. Seller and Buyer represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Broker. If this transaction is closed, Seller shall pay Broker in accordance with their separate agreement. Broker is an independent contractor and is not authorized to make any agreement or representation on behalf of either party. Except as expressly set forth above, if any claim is made for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of the indemnifying party.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES

Section 7.1 ***Seller's Representations and Warranties***. As a material inducement to Buyer to execute this Agreement and consummate this transaction, Seller represents and warrants to Buyer that:

(a) Organization and Authority. Seller has been duly organized and is validly existing as a Delaware limited liability company, in good standing in the State of Delaware and is qualified

to do business in the state in which the Property is located. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any laws or any agreements or obligations by which Seller is bound.

(b) Conflicts and Pending Action. There is no agreement to which Seller is a party or to Seller's knowledge binding on Seller which is in conflict with this Agreement. There is no action, suit, arbitration, unsatisfied order or judgment, or proceeding pending or, to Seller's knowledge, threatened against the Property, including condemnation proceedings, or against Seller which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement.

(c) Bankruptcy. Seller has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, (iii) made an assignment for the benefit of creditors, or (iv) admitted in writing Seller's inability to pay Seller's debts as they become due.

(d) Rent Roll and Operating Statements. To Seller's knowledge, the Rent Roll provided or to be provided to Buyer is or will be true, correct and complete in all material respects as of the date thereof. The Operating Statements were prepared by or for Seller in the ordinary course of its business and are the Operating Statements used and relied upon by Seller in connection with its operation of the Property. To Seller's knowledge, the Operating Statements are true, correct and complete in all material respects.

(e) Leases. The Leases made available to Buyer pursuant to this Agreement are true, correct and complete in all material respects. Except as set forth in the Rent Roll, the Service Contracts and the Permitted Exceptions, there are no other leases or occupancy agreements to which Seller is a party affecting the Real Property and there are no adverse parties or other parties in possession of the Real Property. All occupied units on the Property are occupied subject to a Lease. None of the Leases grants any rights to purchase any part of the Property. Except as shown on the Rent Roll, there are no rent concessions under the Leases. Except as set forth on the Rent Roll, no rent has been prepaid beyond the current month.

(f) Service Contracts. To Seller's knowledge, the Service Contracts provided or to be provided to Buyer pursuant to this Agreement are or will be true, correct, and complete as of the date of the date thereof. Neither Seller nor, to Seller's knowledge, any other party is in material default under any Service Contract. The Service Contracts comprise all of the contracts and agreements relating to the operation and maintenance of the Property, except as may be otherwise set forth in the Permitted Exceptions.

(g) Books and Records. All books, records and other information prepared by Seller or its property manager and provided to Buyer by Seller were prepared by or for Seller in the ordinary course of its business and are the same books, records and other information used and relied upon by Seller in its operation of the Property. To Seller's knowledge, the books, records

and other information provided to Purchaser are true and correct copies of such items in Seller's possession or control.

(h) Violations. To Seller's knowledge, except as disclosed in the Property Information, Seller has not received written notice from any governmental entity of any violation by Seller of any law, rule or regulation affecting the Property or its use including any environmental law or regulation, nor any written notice that the Property is in violation of any applicable fire, safety, health, use, building or zoning code or ordinance, except for any such matters which may have been previously cured by Seller.

(i) Public Improvement; Zoning. Seller has not received any written notice from any governmental entity that any work, including but not limited to public improvements, is to be done or required to be done upon or in connection with the Real Property, where such work remains outstanding and, if unaddressed, would result in the imposition of any liens or special assessments against the Real Property. Seller has no knowledge, and has not received any written notice of any pending or threatened action to change the use or zoning of the Property.

(j) Seller Not a Foreign Person. Seller is not a "foreign person" which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

(k) List of Subcontractors, Architects and Engineers. Attached hereto as **Exhibit E** is an accurate list of all subcontractors, architects and engineers that performed significant labor, materials or services in connection with the construction of the Improvements.

(l) CC&Rs. Seller has not received written notice of any present default or breach under any covenants, conditions, restrictions, rights-of-way or easements which may affect the Property or any portion or portions thereof.

(m) Certificates of Occupancy. Certificates of occupancy have been issued for the Improvements, and Seller has not been notified in writing by any governmental authority that it lacks one or more licenses, approvals or permits necessary for the operation of the Improvements as a multi-family residential apartment complex. To Seller's knowledge, all permits necessary or appropriate to operate the Property as a multi-family residential apartment complex are in force and effect.

(n) Options. Except to Buyer, Seller has not granted to any person or entity any option or other right to purchase to the Property and no person or entity has any option or right to purchase the Property.

(o) Actions. Seller has not commenced nor threatened any construction or construction defect matters against any contractor, engineer or architect with respect to the Property.

(p) Employees. Seller does not have any employees. There are not union contracts or collective bargaining agreements in effect with respect to the Property.

When used in this Agreement, the phrase "**to Seller's knowledge**," or derivations thereof, shall mean the current actual knowledge of Michael Mulhall, a representative of Seller that is assigned to the Property, without any obligation to make investigation or inquiry, other than to review the representations made by Seller in this Agreement. Seller represents that such individual is the representative of Seller in a management roll that is most likely to know about the Property and its operations. Buyer acknowledges

that the individual named above is named solely for the purpose of defining and narrowing the scope of Seller's knowledge, and not for the purpose of imposing any liability on or creating any duties running from such individual to Buyer. Buyer covenants that it will bring no action of any kind against such individual, related to or arising out of these representations and warranties. Except to the extent any representation or warranty is as to a specific date, each of Seller's representations and warranties in this Agreement shall be remade on the Closing Date and shall be true and correct in all material respects as of the date of Closing; provided, however, that any representations and warranties made by Seller (A) with respect to the Rent Roll, Leases, Operating Statements or Service Contracts as referenced above may be updated and modified to accord the facts as they exist as of Closing Date without such modifications constituting a default by Seller hereunder or a failure of a condition to closing for the benefit of Buyer, provided that such modifications reflect changes to Leases and/or Service Contracts as expressly permitted in this Agreement, and (B) with respect to any matter other than that described in clause (A) above may be updated and modified to accord the facts as they exist as of Closing Date without such modifications constituting a default by Seller hereunder, provided that such modifications are not the result of any breach by Seller of any covenants expressly provided for in this Agreement; provided, however, that in the event of any updates or modifications to the representations and warranties made by Seller shall be made in writing to Buyer and Buyer shall have the right, within five (5) Business Days of receipt of such written update, to elect to terminate this Agreement and receive a refund of the entire Earnest Money.

Section 7.2 ***Buyer's Representations and Warranties***. As a material inducement to Seller to execute this Agreement and consummate this transaction, Buyer represents and warrants to Seller that:

(a) Organization and Authority. Buyer has been duly organized and is validly existing as a Delaware, is in good standing in such state, and on or before Closing Buyer or its permitted assignee will be is qualified to do business and in good standing in the state in which the Property is located. Buyer has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Buyer at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Buyer, enforceable in accordance with their terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any laws or any agreements or obligations by which Buyer is bound.

(b) Conflicts and Pending Action. There is no agreement to which Buyer is a party or to Buyer's knowledge binding on Buyer which is in conflict with this Agreement. There is no action or proceeding pending or, to Buyer's knowledge, threatened against Buyer which challenges or impairs Buyer's ability to execute or perform its obligations under this Agreement.

(c) Bankruptcy. Buyer has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(d) Patriot Act. To Buyer's actual knowledge, Buyer is in compliance with all applicable anti-money laundering and anti-terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act ("**BSA**"), as amended by The International Money Laundering Abatement and

Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act (the "**Patriot Act**"), and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations.

(e) OFAC. Neither (i) Buyer, any Affiliate of Buyer nor any Person controlled by Buyer; nor (ii) to Buyer's actual knowledge any Person who owns a controlling interest in or otherwise controls Buyer; nor (iii) to Buyer's actual knowledge, if Buyer is a privately held entity, any Person otherwise having a direct or indirect beneficial interest (other than with respect to an interest in a publicly traded entity) in Buyer; nor (iv) any Person for whom Buyer is acting as agent or nominee in connection with this investment, is a country, territory, Person, organization, or entity named on an OFAC List, nor is a prohibited country, territory, Person, organization, or entity under any economic sanctions program administered or maintained by OFAC. For purposes of this paragraph, "Affiliate" means, with respect to a particular Person, any other Person who is Controlled by, under common Control with, or in Control of, such particular Person; "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and "Person" means any individual, company, trust or other legal entity of any kind whatsoever, or other organization, whether or not a legal entity.

(f) Senior Foreign Political Figure. Unless disclosed in writing to Seller on the date hereof, to Buyer's actual knowledge, Buyer is not a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, Buyer is not controlled by a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure, and, to Buyer's actual knowledge none of the direct or indirect owners of ten percent (10%) or more of Buyer (other than any owner(s) of any interest(s) in a publicly-traded entity) is a Senior Foreign Political Figure, or an Immediate Family Member or a Close Associate of a Senior Foreign Political Figure. For purposes of this paragraph, "Senior Foreign Political Figure" means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation, and includes any corporation, business or other entity that has been formed by, or for the benefit of, a such senior official or executive; "Immediate Family Member" of a Senior Foreign Political Figure typically includes the Senior Foreign Political Figure's parents, siblings, spouse, children and in-laws; and "Close Associate" of a Senior Foreign Political Figure means a person who is widely and publicly known to maintain an unusually close relationship with Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.

(g) Creditworthy Party. Buyer is (or its parent affiliates are) experienced and sophisticated purchasers of commercial real estate projects such as the Property and has (or its parent affiliates have) sufficient cash or other financial resources on hand or available to consummate the transactions described herein.

Each of Buyer's representations and warranties in this Agreement shall be remade on the Closing Date and shall be true and correct in all material respects as of the date of Closing.

ARTICLE VIII
DEFAULT AND DAMAGES

Section 8.1 ***Default by Buyer***. If Buyer shall default in its obligation to close or any other material pre-Closing obligation hereunder, Buyer agrees that Seller shall have the right to terminate this Agreement and to have the Title Company deliver the Earnest Money deposited by Buyer, to Seller as

liquidated damages to recompense Seller for time spent, labor and services performed, and the loss of Seller's bargain. Buyer and Seller agree that it would be impracticable or extremely difficult to affix damages if Buyer so defaults and that the Earnest Money deposited by Buyer, represents a reasonable estimate of Seller's damages. Seller agrees to accept the Earnest Money deposited by Buyer, as Seller's total damages and relief hereunder if Buyer defaults in its obligation to close or any other material pre-Closing obligation hereunder, Seller waiving all other rights and remedies for a default set forth in this **Section 8.1**. Notwithstanding anything in this **Section 8.1** to the contrary, under no circumstances shall this **Section 8.1** limit Buyer's obligations pursuant to any indemnities or reimbursement obligations of Buyer that are set forth in this Agreement.

Section 8.2 ***Default by Seller***. If Seller defaults in its obligation to sell and convey the Property to Buyer pursuant to this Agreement or in any other material pre-Closing obligation hereunder, Buyer's sole and exclusive remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Buyer shall be entitled to the return by the Title Company to Buyer of all of the Earnest Money, Seller shall additionally reimburse Buyer for Buyer's actual out-of-pocket third-party costs and expenses incurred in connection with this transaction (documented by paid invoices), including, without limitation, costs and expenses incurred by Buyer to negotiate this Agreement, investigate the Property, negotiate and prepare to obtain an acquisition loan or to otherwise prepare for the Closing, but in no event shall such reimbursement exceed $250,000, or (b) to bring a suit for specific performance; provided, however, (i) to the extent permitted by law, any suit for specific performance must be brought within ninety-one (91) days of Seller's default, Buyer waiving the right to bring suit at any later date, and (ii) as a condition to enforcing specific performance of this Agreement, Buyer must be ready, willing and able to perform all of Buyer's obligations hereunder. Buyer agrees not to file a *lis pendens* or other similar notice against the Property except in connection with, and after, the proper filing of a suit for specific performance. Notwithstanding the above, if Buyer is unable to exercise the remedy of specific performance as a result of an intentional act by Seller divesting itself of title to the Property or otherwise impacting title to the Property in violation of this Agreement, then in such instance Buyer shall be permitted to bring a claim against Seller for Buyer's damages arising from Seller's breach or default.

Section 8.3 ***Notice of Default***. Neither party shall have the right to declare a default by the other party or terminate this Agreement because of a failure by such other party to perform under the terms of this Agreement or other breach of this agreement, unless the other party shall fail to cure such failure to perform or breach within five (5) Business Days (or two (2) Business Days with respect to a failure to close on the Closing Date) after its receipt of written notice of such failure to perform.

ARTICLE IX
EARNEST MONEY PROVISIONS

Section 9.1 ***Investment and Use of Funds***. The Title Company shall invest the Earnest Money deposited by Buyer, in government insured interest-bearing accounts satisfactory to Buyer, shall not commingle the Earnest Money deposited by Buyer with any funds of the Title Company or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

Section 9.2 ***Contract Terminations***. Upon a termination of this Agreement pursuant to the terms of the Agreement, either party to this Agreement (the "**Terminating Party**") may give written notice to the Title Company and the other party (the "**Non-Terminating Party**") of such termination and the reason for such termination. If such notice also includes a request for the release of the Earnest Money deposited by Buyer to the Terminating Party, then the Title Company shall retain the Earnest Money deposited by Buyer until it receives written instructions executed by both Seller and Buyer as to the disposition and disbursement of the Earnest Money deposited by Buyer, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest deposited by Buyer to a

particular party, in which event the Earnest Money deposited by Buyer shall be delivered in accordance with such instructions, order, decree or judgment.

Section 9.3 ***Interpleader***. Seller and Buyer mutually agree that if any controversy regarding the Earnest Money deposited by Buyer, unless mutual written instructions are received by the Title Company directing the disposition of the Earnest Money deposited by Buyer, the Title Company shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money deposited by Buyer or, at the Title Company's option, the Title Company may interplead all parties and deposit the Earnest Money deposited by Buyer with a court of competent jurisdiction in which event the Title Company may recover all of its court costs and reasonable attorneys' fees. Seller or Buyer, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Title Company, as well as the reasonable attorneys' fees of the prevailing party in accordance with the other provisions of this Agreement.

Section 9.4 ***Liability of Title Company***. The parties acknowledge that the Title Company is acting solely as a stakeholder at their request and for their convenience, that the Title Company shall not be deemed to be the agent of either of the parties, and that the Title Company shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Buyer resulting therefrom. Seller and Buyer shall jointly and severally indemnify and hold the Title Company harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Title Company's duties hereunder, except with respect to actions or omissions taken or made by the Title Company in bad faith, in disregard of this Agreement or involving negligence on the part of the Title Company.

ARTICLE X
MISCELLANEOUS

Section 10.1 ***Parties Bound***. Except for an assignment pursuant to **Section 10.2**, neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void. No assignment permitted under this Agreement shall relieve the assigning party of any liability hereunder, whether arising before or after the date of such assignment. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

Section 10.2 ***Assignment by Buyer***. At Closing, Buyer shall be permitted to assign this Agreement, the Earnest Money deposited by Buyer, and the rights of "Buyer" in connection therewith, to a Buyer's Affiliate without the prior written consent of Seller, provided that Buyer delivers written notice of its intent to do so at least five (5) Business Days prior to the Closing Date and the assignee is one, but not more than one, person or entity. "**Buyer's Affiliate**" means (a) any entity that directly or indirectly controls, is controlled by or is under common control with Buyer, or (b) any entity at least a majority of whose economic interest is owned by Buyer; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

Section 10.3 ***Confidentiality***. Subject to **Section 2.2**, Buyer shall make no disclosure or public announcement of the existence of this Agreement, the identity of the parties hereto, the terms hereof or any other information related to this Agreement to outside brokers or third parties, prior to the Closing, without the prior written consent of Seller, and prior to the Closing shall keep all of such information in strict confidence. Buyer shall not record this Agreement or any memorandum of this Agreement.

Section 10.4 ***Headings***. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

Section 10.5 ***Exhibits and Schedules***. All exhibits and schedules annexed hereto are a part of this Agreement for all purposes.

Section 10.6 ***Invalidity and Waiver***. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

Section 10.7 ***Jurisdiction and Venue***. **BUYER AND SELLER AGREE THAT ANY SUIT, ACTION, COUNTERACTION OR PROCEEDING ARISING OUT OF THE SUBJECT MATTER HEREOF (EACH, A "PROCEEDING"), SHALL BE INSTITUTED IN THE UNITED STATES DISTRICT COURT APPLICABLE TO THE LOCATION OF THE PROPERTY OR THE STATE COURT HAVING JURISDICTION OVER REAL PROPERTY IN THE LOCATION OF THE PROPERTY (THE "ACCEPTABLE FORUM"). BUYER AND SELLER AGREE THAT THE ACCEPTABLE FORUM IS CONVENIENT TO THEM; IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE ACCEPTABLE FORUM; AND WAIVE ANY AND ALL OBJECTIONS TO JURISDICTION OR VENUE THAT THEY MAY HAVE UNDER THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED OR OTHERWISE IN THOSE COURTS IN ANY PROCEEDING. SHOULD ANY PROCEEDING BE INITIATED IN ANY OTHER FORUM BY SELLER OR BUYER, THE INITIATING PARTY WAIVES ANY RIGHT TO OPPOSE ANY MOTION OR APPLICATION MADE BY THE OTHER PARTY TO TRANSFER VENUE, DISMISS OR SEEK OTHER APPROPRIATE RELIEF AS A CONSEQUENCE OF SUCH PROCEEDING HAVING BEEN COMMENCED IN A FORUM OTHER THAN AN ACCEPTABLE FORUM.**

Section 10.8 ***Governing Law***. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Property is located.

Section 10.9 ***Limitations***. The representations and warranties set forth in **Section 6.6**, **Sections 7.1(a) through 7.1(c)** and **Section 7.2** shall survive the Closing for a period of four (4) years. The remaining representations and warranties set forth in **Section 7.1** shall only survive the Closing for a period of two hundred seventy (270) days immediately after the Closing (the "**Limited Survival Period**"). As conditions precedent of the Buyer's right to make any claim against Seller on account of any breach of any representations or warranties set forth in **Section 7.1**, Buyer must (a) provide written notice of such breach of a representation or warranty (any notice to such effect must, in order to qualify as such for purposes of this Agreement, set forth specifically the representation or warranty allegedly breached and a reasonably detailed description of the alleged breach) within ninety-one (91) days after the last day of the Limited Survival Period or Buyer shall be deemed to have waived any and all claims and rights to sue Seller for damages for such breach of representation and or warranty by Seller, and (b) upon timely written notice, Buyer must commence an action against Seller with respect to any such claims prior to the expiration of two (2) years and one (1) day following the Closing. To the fullest extent permitted by law, the foregoing shall constitute the express intent of the parties to shorten the period of limitations for bringing claims on account of Seller's breach of its representations and warranties contained in **Section 7.1** if a longer period would otherwise be permitted by applicable law. Furthermore, no single claim against Seller on account of any breach of any representations or warranties set forth in **Section 7.1** may be brought against Seller unless the amount of the claim exceeds $50,000, and Seller's liability for any and all claims in the aggregate, including any claim wherein Seller is an indemnitor, shall be capped at $2,000,000 (exclusive of attorneys' fees and expenses as provided in **Section 10.13**, which shall also be recoverable), which sum shall be Seller's sole liability.

Section 10.10 ***No Third Party Beneficiary***. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, whether by decree or otherwise.

Section 10.11 ***Entirety and Amendments***. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property, including, without limitation, the Early Access Agreement. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

Section 10.12 ***Time***. Time is of the essence in the performance of this Agreement.

Section 10.13 ***Attorneys' Fees***. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including attorneys' fees, expended or incurred in connection therewith. The term "prevailing party" is defined to mean the party who obtains a determination of wrongful conduct by the other party regardless of whether actual damages are awarded.

Section 10.14 ***Notices and Deliveries***. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in **Section 1.1**. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one (1) Business Day after deposit with such courier, (b) sent by facsimile or e-mail, with written confirmation by overnight or first class mail, in which case notice shall be deemed delivered upon the sending of such facsimile or e-mail notice, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt. Any notice sent by facsimile, e-mail or personal delivery and delivered after 5:00 p.m. Pacific time shall be deemed received on the next Business Day. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to Buyer shall be deemed given by Buyer; notices given by counsel to Seller shall be deemed given by Seller; and notices given to a party's counsel shall be deemed given to the party.

Section 10.15 ***Construction***. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction – to the effect that any ambiguities are to be resolved against the drafting party – shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

Section 10.16 ***Business Days; Calculation of Time Periods***. "**Business Day**" (or "**business day**") means, as to any party, any day that is not a Saturday, Sunday or legal holiday for national banks in the location where the Property is located. If the last day of any time period hereunder, or the last day of performance of any obligation, or for the giving of notice, or for taking any other action falls on a day that is not a Business Day, then such last day shall be extended to the first day thereafter that is a Business Day, and any such day shall be deemed to end at 5:00 p.m. Pacific time. Subject to the foregoing, in computing any time period described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included.

Section 10.17 ***Procedure for Indemnity***. The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in such proceeding and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, subject to a reservation of rights, to assume the defense

thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of the indemnitee to deliver written notice to the indemnitor within a reasonable time after the indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any other liability that it may have to any indemnitee. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.

Section 10.18 ***Consequential Damages***. Notwithstanding anything to the contrary set forth in this Agreement, neither Seller or Buyer shall be liable to the other for indirect, consequential or special damages, or any other damages beyond direct damages; provided, however, such limitation shall not apply with respect to any indemnity hereunder, wherein the indemnified party is seeking indemnification for a third-party claim brought against the indemnified party that includes indirect, consequential or special damages, and such limitation shall not apply to Buyer's damages if Buyer is unable to exercise the remedy of specific performance as a result of an intentional act by Seller divesting itself of title to the Property or otherwise impacting title to the Property in violation of this Agreement (as set forth in **Section 8.2**).

Section 10.19 ***Execution in Counterparts***. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by facsimile or e-mail counterparts of the signature pages.

Section 10.20 ***Waiver of Jury Trial***. **TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY**.

Section 10.21 ***Limitation of Liability***. No partner, member, manager, officer, director, shareholder, beneficial owner, agent or employee of Buyer or Seller or any affiliate thereof shall be personally liable for any obligation of Buyer or Seller hereunder.

Section 10.22 ***Privacy Laws***. Seller acknowledges and agrees that, prior to Closing, it has used and shared personal information of tenants of the Real Property consistently with its obligations under applicable privacy laws; likewise, Buyer acknowledges and agrees that, post-Closing, it will use and share personal information of tenants of the Real Property consistently with its obligations under applicable privacy laws. The provisions of this Section shall survive Closing.

Section 10.23 ***Radon Gas***. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER:

DHIC – SOUTH CREEK, LLC,
a Delaware limited liability company

By: DHI Communities II, LLC,
a Delaware limited liability company,
its sole member

DocuSigned by:

By: ____________________
Name: Michael J Murray
Title: Chief Operating Officer

BUYER:

VERSITY INVEST, LLC,
a Delaware limited liability company

By: ____________________
Printed Name: Blake Wettengel
Title: CEO

Title Company has executed this Agreement in order to confirm that the Title Company has received the Initial Earnest Money and shall hold the Earnest Money deposited by Buyer, and any interest earned thereon, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of **Article IX**.

DATED this ____ day of ________________, 2022.

OLD REPUBLIC NATIONAL TITLE INSURANCE COMPANY

By: ____________________________________
Printed Name: ____________________________
Title: ___________________________________

EXHIBIT A
LEGAL DESCRIPTION

Lot 1, South Creek Phase 2, according to plat thereof recorded in Plat Book 104, Pages 84 and 85, of the public records of Orange County, Florida.

EXHIBIT B

DEED

THIS INSTRUMENT PREPARED BY AND UPON RECORDING, PLEASE RETURN TO:

____

____

____

Telephone: ___-___-____

Parcel Identification Numbers: _______________________

---------------------------[SPACE ABOVE THIS LINE FOR RECORDING DATA]---------------------

SPECIAL WARRANTY DEED

STATE OF FLORIDA	§	
	§	KNOW ALL PERSONS BY THESE PRESENTS THAT:
COUNTY OF ORANGE	§	

DHIC – SOUTH CREEK, LLC, a Delaware limited liability company ("**Grantor**"), for and in consideration of the sum of Ten Dollars ($10.00) paid to Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has GRANTED, BARGAINED, SOLD, and CONVEYED and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY unto ________________________________, a _________________ ("**Grantee**"), whose mailing address is ____________________________________, the real property described in **Exhibit A** attached hereto, together with the buildings and improvements thereon, and all tenements, hereditaments and appurtenances of said real property, including easements or rights-of-way relating thereto, and, without warranty, all right, title, and interest, if any, of Grantor in and to the land lying within any street or roadway adjoining said real property or any vacated or hereafter vacated street or alley adjoining said real property (collectively, the "**Property**").

This conveyance is made and accepted subject to those matters set forth in **Exhibit B** attached hereto, but only to the extent that the same are validly existing and affect the Property (the "**Permitted Exceptions**").

TO HAVE AND TO HOLD the Property, subject to the Permitted Exceptions, unto Grantee and its successors and assigns forever; and, subject to the Permitted Exceptions, Grantor does hereby covenant with Grantee that it is lawfully seized of the Property in fee simple, that it has good, right and lawful authority to sell and convey the Property and Grantor does hereby bind itself and its successors and assigns to warrant and forever defend the Property unto Grantee and its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

IN WITNESS WHEREOF, this Special Warranty Deed has been executed to be effective as of ____________, 2022.

Signed, sealed and delivered
in the presence of:

____
Print Name:____________________

____
Print Name:____________________

GRANTOR:

DHIC – SOUTH CREEK, LLC,,
a Delaware limited liability company

By: DHI Communities II, LLC,
a Delaware limited liability company,
its sole member

By: ______________________
Name: ____________________
Title: _____________________

STATE OF TEXAS §
§
COUNTY OF ____________ §

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization this ____ day of ________________________, 20__, by __________________________________, _____________________ of DHI Communities II, LLC, a Delaware limited liability company, the sole member of **DHI – SOUTH CREEK, LLC**, a Delaware limited liability company, on behalf of said entities, who ☐ is personally known to me or ☐ has produced ____________________ as identification.

Notary Stamp

____
Notary Public, State of Texas
Commission No. ______________________
My Commission Expires: ______________

Exhibit A

Legal Description

Exhibit B

Permitted Exceptions

EXHIBIT C

BILL OF SALE AND ASSIGNMENT OF LEASES AND CONTRACTS

This Bill of Sale and Assignment of Leases and Contracts (this "**Agreement**") is executed and delivered as of the ____ day of _________, 20__ pursuant to that certain Purchase and Sale Agreement (the "**PSA**"), dated ______________, 20__, by and between **DHIC – SOUTH CREEK, LLC**, a Delaware limited liability company ("**Seller**"), and ________________________________, a __________________ ("**Buyer**"), covering the real property described in **Exhibit A** attached hereto (the "**Real Property**"). Unless otherwise defined in this Agreement, initially capitalized terms used herein shall have the meanings given such terms in the PSA.

1. Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Buyer the following (the "**Personal Property**"):

(a) *Tangible Personalty*. All of Seller's right, title and interest in and to all fixtures, furniture, equipment, tools, supplies and other tangible personal property owned by Seller presently located on such property (the "**Tangible Personal Property**"), but excluding any items of personal property owned by tenants, any managing agent or others.

(b) *Intangible Personalty*. All of Seller's right, title and interest, if any, in and to all of the following items, to the extent assignable and without warranty (the "**Intangible Personal Property**"): (i) licenses, permits, certificates of occupancy, air rights and other authorizations relating to the operation of the Real Property; (ii) the non-exclusive right to use the name "South Creek" (if any) in connection with the Real Property, but specifically excluding the right to use the name "Ascend" or any trademarks, logos, trade colors, service marks and trade names of Seller or any Seller affiliates, provided, however, Seller hereby agrees that Buyer has up to ninety (90) days after the date of this Agreement to remove the name "Ascend" from the signage at the Property; (iii) if still in effect, guaranties and warranties received by Seller from any subcontractor or manufacturer in connection with the construction or operation of the Property, provided, however, if there is any cost or fee to transfer such guaranties and warranties to Buyer, Buyer must pay the same as a condition precedent to any such assignment by Seller, (iv) telephone numbers relating to the Real Property, (v) the non-exclusive right to all marketing materials and electronic photographs relating to the Real Property, and (vi) all computer and data files (i.e., yardi or entrata data files, as applicable) related to the Leases.

Notwithstanding anything to the contrary contained in this Agreement, under no circumstances shall the Personal Property include (i) any marketing information, market and other analyses, reports, investigations or other documents which constitute proprietary information of Seller or Seller's affiliates, including, without limitation any architectural plans, designs or other plans and designs for any houses, townhomes, apartments, casitas and other buildings, or any other vertical improvements of any type, (ii) any information which is privileged or confidential pursuant to a recognized legal privilege (such as attorney-client communication and/or attorney work product), (iii) any property management software and related hardware, and the data contained therein, and (iv) any website domain related to the Property.

2. Assignment of Leases and Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Buyer, and Buyer hereby accepts such assignment of, the following (the "**Assigned Property**"):

(a) *Leases*. All of Seller's interest, as landlord, in (i) the "**Leases**," being all leases of the Improvements, and all amendments thereto, (ii) all guaranties of the Leases, and (iii) as of the

Closing, all prepaid rents under the Leases and all refundable deposits paid to Seller as landlord under the Leases; and

(b) *Service Contracts*. All of Seller's right, title and interest in and to the service contracts described in **Exhibit B** attached hereto (the "**Service Contracts**").

3. Assumption. Buyer hereby assumes the obligations of Seller under the Leases and Service Contracts arising from and after the Closing Date, including, without limitation, applicable privacy laws with respect to tenants under the Leases, and shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe its obligations with respect to the Leases or the Service Contracts arising on and after the Closing Date. Seller shall defend, indemnify and hold harmless Buyer from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Buyer by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Leases or the Service Contracts arising before the Closing Date, including, without limitation, applicable privacy laws with respect to tenants under the Leases.

4. Warranty of Title to Assigned Property. Seller warrants and defends title to the Tangible Personal Property and the Assigned Property unto Buyer, its successors and assigns, against any person or entity claiming, or to claim, the same or any part thereof by, through or under Seller, subject to the matters to which the Deed (as defined in the PSA) is subject, to the extent applicable.

5. PSA Applies. The covenants, agreements, representations, warranties, indemnities and limitations provided in the PSA with respect to the property conveyed hereunder (including, without limitation, Section 10.22 of the PSA pertaining to privacy laws and the limitations of liability provided in the Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Buyer and Seller and their respective successors and assigns.

6. Disclaimer. As set forth in the PSA, which provisions are hereby incorporated by this reference as if herein set out in full, the Personal Property and Assigned Property are conveyed by Seller and accepted by Buyer **AS IS, WHERE IS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED (EXCEPT FOR SELLER'S REPRESENTATIONS AND WARRANTIES IN SECTION 6.6 AND SECTION 7.1 OF THE PSA, IT BEING THE INTENTION OF SELLER AND BUYER EXPRESSLY TO NEGATE AND EXCLUDE ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY ANY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY CONVEYED HEREUNDER, AND ALL OTHER REPRESENTATIONS AND WARRANTIES WHATSOEVER CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE OF THE STATE OR STATES WHERE THE REAL PROPERTY IS LOCATED**.

7. Limitation of Liability. No partner, member, manager, officer, director, shareholder, beneficial owner, agent or employee of Seller or Buyer or any affiliate thereof shall be personally liable for any obligation of Seller or Buyer hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date written above.

SELLER:

DHIC – SOUTH CREEK, LLC,
a Delaware limited liability company

By: DHI Communities II, LLC,
a Delaware limited liability company,
its sole member

By: ______________________________
Printed Name: ______________________
Title: _____________________________

BUYER:

______________________________,
a ______________________________

By: ______________________________
Printed Name: ______________________
Title: _____________________________

Exhibit A

Legal Description

Exhibit B

List of Service Contracts Being Assumed

EXHIBIT D

NOTICE TO RESIDENTS

__________, 20__

Re: *Unit No.* ___________

Dear Residents:

Notice is hereby given to the tenants of Ascend South Creek Apartments (the "**Property**") that **DHIC – SOUTH CREEK, LLC**, the current owner of the Property, has sold the Property to ____________________________________ ("**Buyer**") effective as of this date. Buyer has assumed all of the obligations of landlord under your lease, and Buyer acknowledges that it has received and is responsible for your security deposit in the amount of $______________. You will be receiving a separate letter from Buyer's management company providing, among other things, their contact information and to whom and where your rent should be paid. The privacy policy and practices of Buyer will apply to the collection, use and sharing of your personal information on a going-forward basis.

Sincerely,

SELLER:

DHIC – SOUTH CREEK, LLC,
a Delaware limited liability company

By: DHI Communities II, LLC,
a Delaware limited liability company,
its sole member

By: ______________________________
Printed Name: ______________________
Title: ____________________________

BUYER:

______________________________,
a ____________________________

By: ______________________________
Printed Name: ______________________
Title: ____________________________

DocuSign Envelope ID: 889B9B3D-8DA0-4033-92A5-DCC3B4CB0DAF

EXHIBIT E

LIST OF SUBCONTRACTORS, ARCHITECTS AND ENGINEERS

South Creek Subcontractor List

Business Phone	Contact	Email	Company	Address	City	State	Zip	Trade(s)
352-253-0255 ext. 14	Melissa Haub	melissa.haub@84lumber.com	84 Lumber	3751 CR 561	Tavares	Florida	32778	Shelving, mirrors, mailboxes, fire extinguishers, doors, bathroom partitions, bathroom accessories, unit & clubhouse locks
863-634-1045	Kyle Abney	kyle@abneygreen.com	Abney & Abney	PO Box 919	Palm City	Florida	34991	NGBS Administration & field verifications
800-999-2589 ext. 303	Bobby Villella	bobbyv@admiralfurniture.com	Admiral	707 S W 20th St	Ocala	Florida	34471	Pool Furniture
800-411-9102	Ray Arnum	ray@adpest.com	Advanced Pest Related Services	1331 Green Forest Ct St 20	Winter Garden	Florida	34787	Termite Treatment
813-254-7339	Jay Host	jay@aerialinnovations.com	Aerial Innovations	3703 W Azeele	Tampa	Florida	33609	Progress Photography
904-329-7004	Alma Seljakovic	alma@agantic.com	Agantic Group	10752 Deerwood Park Blvd #100	Jacksonville	Florida	32256	Lightweight Concrete, Gypcrete
(765) 631-3780	Troy Mezera	tmezera@all-phaseindy.com	All Phase Electric	5731 Kopetsky Drive	Indianapolis	Indiana	46217	Site Lighting
407-654-5355	James Rickman	jim@allen-company.com	Allen & Company Inc.	16 E Plant Street	Winter Garden	Florida	34787	Boundary survey/ platting
972-242-7091	Johnny Crabtree	johnnyc@allstaterainguttter.com	Allstate Gutters	1746 W Crosby Road	Carrollton	Texas	75006	Gutters
407-908-9805	John Prano	john@american-pools.com	American Pool and Spas	7320 Narcoossee Road	Orlando	Florida	32822	Pool and pool equipment
510-667-9998	Bridget Cruz	bridgetc@amerisink.us	Amerisink	835 Fremont Ave	San Leandro	California	94577	Unit Vanity sinks, dog wash
321-804-4067	Greg Hinkle	greg@assuredexcavatinginc.com	Assured Excavating	4739 Patch Road #40	Orlando	Florida	32822	Site work, street signs
813-882-9900 ext. 814	Mason Blair	mblair@bankodoors.com	Banko Overhead Door	5329 W. Crenshaw Street	Tampa	Florida	33634	Garage doors
407-894-5969	Jay Baker	jay@bio-techconsulting.com	Bio-Tech Consulting	3025 E South Street	ORLANDO	Florida	32803	Environmental Surveying
(920) 809-7409	Nicole Frank	nicole.frank@insulation-holdings.com	Builders Insulation	2974 Greenhill Ct., Ste. B	Oshkosh	Wisconsin	54904	Insulation turnkey
407-496-1057	John Davis	john@cfmillwork.com	Central Florida Millworks	3208 e colonial dr	Orlando	Florida	32803	Clubhouse Countertops
303-472-6651	Curtis Lentz	clentz@cmsenviro.com	CMS Environmental Solutions	1778 S Broadway Blvd	Denver	Colorado	80210	3rd party inspections, Construction NPDES inspection services, SWPPP inspections
407-648-2787	Gayle King	gayle@commercialmillworksinc.com	Commercial Millworks	1120 S. Hughley Ave Suite A	Orlando	Florida	32806	Clubhouse and pavilion millwork and granite
727-440-7308	Oriana Olarte	warranty@cscfusa.com	Commercial Stone & Cabinet Fabricators	3120 46th Avenue North	Saint Petersburg	Florida	33714	Cabinets and Granite
(972) 996-1691	Jessica Vo	jvo@comm-fit.com	CommFit	4651 SUNBELT DRIVE	ADDISON	Texas	75001	Exercise equipment
813-854-2787	Josh Schoch	jschoch@creativesigndesigns.com	Creative Sign Design	12801 Commodity Place	Tampa	Florida	33626	Signage
(800) 242-1969	Brandon Long	blong@criterium-engineers.com	Criterium Engineers	5 Depot Street #23	Freeport	Maine	4032	Third Party QA Consulting, ADA
954-752-9695	Walter Jones	walter@crossroadspaving.net	Crossroads Paving	8050 N. University Drive Suite 204	Tamarac	Florida	33321	Pool pavers
407-328-3000	Customer Service (Emergency after hour 407-321-3400)	customerservice@delta-fire.com	Delta Fire Sprinkler	111 Tech Drive	Sanford	Florida	32771	Fire sprinklers
770-429-3200	Kristen Holloway	kholloway@designenvironments.com	Design Environments	3025 Chastain Meadows Parkway Suite 200	Marietta	Georgia	30066	Wallpaper and lighting in clubhouse, interior FF&E for clubhouse and model units
407-977-9001	Luke King	lking@dkcfl.com	Don King Concrete	400 West State Road 434 suite 1024	Oviedo	Florida	32765	Concrete foundations
919-907-8153	David Stepp	david.stepp@cornerstone-bb.com	Environmental Stoneworks	7306 South Alton Way suite B	Centennial	Colorado	80112	Building stone veneer
(407) 454-0947	Ben Jackowski	benjamin.jackowski@ferguson.com	Ferguson Enterprises	1200 Alden Rd	Orlando	Florida	32803	ADA Appliances
407-856-7770	Victoria Derrick	vderrick@fireplaceandgas.com	Fireplace & Gas Services	3975 Forrestal Ave Suite 100	Orlando	Florida	32806	Electric Grills
(305) 818-9530	Fabiola Galdo	fgaldo@floortechnologies.com	Floor Technologies	11911 West Okeechobee Road	Hialeah Gardens	Florida	33018	Concrete floors
321-455-9377	Eric Kemmerling	eric.kemmerling@fartprotectionsys.com	Florida Alarm & Security	420 Manor Drive	Merrit Island	Florida	35952	Fire alarm, Access control, vehicle gate openers and telephone entry system
(904) 545-3936	Dan Stedham	danfloridaframing@att.net	Florida Framing	1864 South Highway 17	Pomona Park	Florida	32181	Framing Labor
407-830-1400	Katie Trently	ktrentley@forumarchitecture.com	Forum Architecture	237 S Westmonte Drive #220	Altamonte Springs	Florida	32714	Site planning
407-365-1286	Allen Fox	foxwindows@gmail.com	Fox Windows	34 Keyes Avenue	Sanford	Florida	32772	Unit window installation,
407-509-2298	Seth Britton	sbritton@greenbriarlandscape.com	Greenbriar Landscape	4000 Avalon Rd	Winter Garden	Florida	34787	Landscape
407-362-5929	Joe Clark	joec@hamiltonengineering.us	Hamilton Engineering & Survey	775 Warner Ln	Orlando	Florida	32803	Survey and staking, ALTA Survey
	Jaron Daily	jdaily@hedk.com	HEDK Architects	4595 Excel Parkway	ADDISON	Texas	75001	Architect
281-403-6733 ext. 303	Alvin Terry	estimating1@jldistributors.com	J&L Distributors	707 Avenue E	Stafford	Texas	77477	Unit electrical fixtures, exit signs, corridor fans, site lighting, bollards and landscape lighting
352-729-6123	Pat Manning	pmanning@jacroson.com	JA Croson	31550 County Road 437	Sorrento	Florida	32776	Plumbing, pool shower, Dog park and fitness water fountains
863-709-4066	Chris Noe	chris@jmlconstructionservices.com	JML Construction	1790 Altavista Circle	Lakeland	Florida	33810	Paint and drywall
617-641-2802	Lisa Pilors	lpilors@kmaccess.com	KMA LLC	1 Bridge Street, Suite A102	Newton	Massachusetts	02458-1132	ADA Consultant
407-324-1515	Angela Wagoner	angela.wagoner@lakefountains.com	Lake Fountains and Aeration	1305 Central Park Drive	Sanford	Florida	32771	Pond Fountain
214-615-0928	Denise Patino	denise.patino@malibufloors.com	Malibu Acceptance	2077 N. Collins Blvd Suite 100	Richardson	Texas	75080	Unit flooring, Kitchen and
(208) 457-9829	Ryan Powell	ryan@matheuslumber.com	Matheus Lumber	8692 N. Hauser Lake Road	Hauser	Idaho	83854	Lumber
(714) 261-1772	Daniel Roizman	daniel@maximlighting.com	Maxim Lighting	253 North Vineland	City of Industry	California	91756	Site Lighting
(407) 790-7407	Miki Moya	mmc1988@yahoo.com	Mickie's Magic Clean	1231 Lancelot Way	Casselberry	Florida	32707	Final Clean
	Patricia Nelson	pnelson@rentnational.com	National Construction Rentals	PO Box 4503	Pacoima	California	91333	Temp Fence
727-493-2747	Clarissa Duncan-Pryor	clarissa.duncan-pryor@oakhurstsigns.com	Oakhurst Signs	2392 31st Street S	St. Petersburg	Florida	33712	Signage
407-446-0432	Michael Crawford	orlandocityconcrete@gmail.com	Orlando City Concrete	313 Stimson Street	Orlando	Florida	32839	hardscape concrete, grill pad, bollard pads, fire riser pads
407-446-0432	Michael Crawford	orlandoconcreteandmasonry@gmail.com	Orlando Concrete and Masonry	10368 Park Commons Drive	ORLANDO	Florida	32832	Concrete install and repair
214-288-6370			Pacesetter Personal Services	PO Box 2324	Houston	Texas	77252-2324	Temp labor
480-239-4874	Gaven Rolfe	gaven.rolfe@parcelpending.com	Parcel Pending	1 Vanderbilt	Irvine	California	92618	Package Lockers
407-381-1022	Ernie Cox	ernie.paverscape@gmail.com	Paverscape	2430 ridgemoor Drive	Orlando	Florida	32828	retaining wall
(407) 960-4850	Derick Taylor	dtaylor@perry-becker.com	Perry Becker	3657 Maguire Blvd., Suite 150	Orlando	Florida	32803	Landscape architect
407-287-5075	Kristen Poole	kristen.poole@progreen.com	Pro Green Synthetic Turf	576 Maguire Road Suite C	Ocoee	Florida	34761	Pool and yoga turf
610-217-1689	Jennifer Metzler	jennifer.metzler@pro-vigil.com	Pro-Vigil	4646 PERRIN CREEK SUITE 280	San Antonio	Texas	78217	Security Monitoring
904-382-0215	Jacquie Alfaro-Piers	jalfaro-piers@quicktileproducts.com	Quick Tie Products	13300 Vantage Way	Jacksonville	Florida	32218	Cable system
972-810-2265	Richard Cymek	richard.cymek@realpage.com	RealPage Utility Management Inc.	2201 Lakeside Blvd	Richardson	Texas	75082	Water sub-meters and repeaters
407-961-1250	Eric Gunderson	eric@revivalsidingandstucco.com	Revival Siding & Stucco	14422 Shoreside Way Suite 110	Winter Garden	Florida	34787	Building siding and stucco(pavilion, grill, kiosk, trash enclosures)
407-973-6931	Sylvia Gallardo	slopezdrywall@aol.com	Salvador Lopez Drywall	708 McKay Drive	Haines City	Florida	33844	Punch work, drywall repairs
407-538-7155	Dan Dow	ddowsamsgas@yahoo.com	Sam's Gas	8222 S Orange Ave	Orlando	Florida	32809	Propane tank and gas
858-344-3410	Erin Farmer	erin.farmer@semaconnect.com	Sema Connect	4961 Tesla Drive	Bowie	Maryland	20715	Electric car chargers
321-388-4962	Angelo Fialo	soundfx@gate.net	Sound F/X Entertainment Systems LLC	2980 Summer Swan Drive	Orlando	Florida	32825	Security cameras and Audio / visual in clubhouse and pavilion
832-706-0194	Warranty department	warranty@scelectricllc.com	South Central Electric	13360 S. Gessner Road	Missouri City	Texas	77007	Electric and wiring
407-295-4250	Justin Sproul	jsproul@spragginsinc.com	Spraggins	3001 Mercy Drive	Orlando	Florida	32808	Common area tile
904-476-3314	Jennifer Langlois	jlanglois@staffzone.com	Staff Zone	2800 N. Main St	Jacksonville	Florida	32206	Temp labor
713-451-6960	Bill Johnson	bill.johnson@summitsteelus.com	Summit Steel Fabricators	2004 Federal Road	Houston	Texas	77015	Stairs and trash enclosure gates
404-772-0926	Ryan Shola	rshola@sunshadeinteriors.com	Sun Shade Interiors	2378 Buford Highway Suite A	Duluth	Georgia	30097	Unit blinds
407-645-3438	Terry Powers	tsoro.office@gmail.com	T&S Professional Rentals	452 BISON CIRCLE	Apopka	Florida	32712	Chemical Toilet
678-414-1487	Brandon Tewksbury	brandon@tpcmechanical.net	TPC Mechanical	3000 N. Atlantic Ave Suite 203	Cocoa Beach	Florida	32931	HVAC, extrusion fans
407-857-2777	Jim Hall	jim.hall@trussway.com	Trussway Manufacturing LLC	8850 TRUSSWAY BLVD	ORLANDO	Florida	32824	Roof trusses
321-312-6417	Chad Gressani	turnkeyconstructionplanners@gmail.com	Turnkey Construction Planners	658 Atlantis Road Suite 102	Melbourne	Florida	32904	Roofer
321-312-6417	Chuck Lloyd	clloyd321@bellsouth.net	Turnkey Construction Planners	658 Atlantis Road Suite 102	Melbourne	Florida	32904	Fence, Gates, screen enclosure
407-851-1660	Joshua Latour		United Rentals	1150 East Landstreet Road	Orlando	Florida	32824	Equipment rental
(407) 423-0504	Lindsey Boyd	lboyd@universalengineering.com	Universal Engineering	9802 Palm River Road	Tampa	Florida	33619	Geo-tech survey, Photometric
407-839-4006	James Hoffman	jhoffman@vhb.com	VHB (Vanasse Hangen Brustlin)	PO Box 9151	Watertown	Massachusetts	2471	Civil Engineering
352-638-8200	Bill Walker	bill@walkerbldgcorp.com	Walker Building Services	PO Box 571	Umatilla	Florida	32784	SWPPP Maintenance
407-340-5343	Andy Francis	afrancis1@wm.com	Waste Management	3510 Rio Vista Ave.	Orlando	Florida	32807	Trash Compactor
800-446-8574	Alex Martin	kax_east_multifamily@whirlpool.com	Whirlpool	PO Box 88129	Chicago	Illinois	60695	Unit and clubhouse appliances
407-851-9030 ext. 4141	Brian Degraff	brian.degraff@willscot.com	Williams Scotsman	801 Jetstream Drive	Orlando	Florida	32824-7109	Jobsite trailer

33236073v.5

FIRST AMENDMENT
TO
PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "**Amendment**") dated as of August 8, 2022 (the "**Effective Date**"), is made by and between **DHIC – SOUTH CREEK, LLC**, a Delaware limited liability company ("**Seller**"), and **VERSITY INVEST, LLC**, a Delaware limited liability company ("**Buyer**"). Seller and Buyer are sometimes individually referred to herein as a "**Party**", and collectively as the "**Parties**".

RECITALS

A. Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of August 1, 2022 (the "**Agreement**"), in connection with the sale of certain real property and personal property located in Orange County, Florida, as is more particularly described in the Agreement.

B. Seller and Buyer desire to amend the Agreement as set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby agree that:

1. Due Diligence Period. The end of the Due Diligence Period is hereby extended to 5:00 p.m. Pacific time on August 11, 2022.

2. Miscellaneous. The recitals above in this Amendment are true and correct and incorporated into this Amendment for all purposes. This Amendment is incorporated into the Agreement by reference. Other than this Amendment, the Agreement has not been modified or amended and is in full force and effect. This Amendment and the Agreement embody the entire agreement between the Parties relative to the subject matter, and there are no oral or written agreements between the Parties, nor any representations made by either Party relative to the subject matter, which are not expressly set forth in this Amendment and the Agreement. The Agreement may be amended only by a written instrument executed by the Party to be bound thereby. This Amendment may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement. The Parties agree that this Amendment may be transmitted by facsimile machine or by electronic scanning and e-mail, and the Parties intend that faxed or scanned signatures shall constitute original signatures. In addition, the Parties acknowledge and agree that the execution of this Amendment may be accomplished by electronic signature utilizing DocuSign or any other mutually acceptable similar online, electric, or digital signature technology. A facsimile copy, electronically scanned copy, or any counterpart or conformed copy of this Amendment with the signature, original, faxed, or scanned, of all of the Parties shall be binding on the Parties.

[The remainder of this page left blank intentionally; signature pages follow]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the Effective Date.

SELLER:

DHIC – SOUTH CREEK, LLC,
a Delaware limited liability company

By: DHI Communities II, LLC,
a Delaware limited liability company,
its sole member

DocuSigned by:

By: ____________

Printed Name: Michael J Murray

Title: Chief Operating Officer

BUYER:

VERSITY INVEST, LLC,
a Delaware limited liability company

By: [signature]
Printed Name: BLAKE W. WETTENGEL
Title: CHIEF EXECUTIVE OFFICER

**REINSTATEMENT AND SECOND AMENDMENT TO
PURCHASE AND SALE AGREEMENT**

THIS REINSTATEMENT AND SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "**Amendment**") dated as of August 19, 2022 (the "**Effective Date**"), is made by and between **DHIC – SOUTH CREEK, LLC**, a Delaware limited liability company ("**Seller**"), and **VERSITY INVEST, LLC**, a Delaware limited liability company ("**Buyer**"). Seller and Buyer are sometimes individually referred to herein as a "**Party**", and collectively as the "**Parties**".

RECITALS

A. Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of August 1, 2022, as amended by that certain First Amendment dated as of August 8, 2022 (as amended, the "**Agreement**"), in connection with the sale of certain real property and personal property located in Orange County, Florida, as is more particularly described in the Agreement.

B. Buyer did not send a notice to Proceed prior to the end of the then current Due Diligence Period, and therefore, the Agreement terminated.

C. Seller and Buyer desire to reinstate the Agreement and amend the same as set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby agree that:

1. Recitals. The foregoing recitals are true and correct and are hereby incorporated into this Amendment by reference.

2. Reinstatement. Seller and Buyer reinstate the Agreement, and agree that subject only to the modifications contained in this Amendment, the Agreement is in full force and effect as if the same never terminated.

3. Due Diligence Period. The end of the Due Diligence Period is extended to 5:00 p.m. Pacific time on August 22, 2022.

4. Pre-Closing Repairs. Seller covenants and agrees to complete, prior to the Closing, at Seller's sole cost and expense, and in a good and workmanlike manner, the repair items set forth on Schedule 1 attached hereto (the "**Repair Items**"). Not less than ten (10) days prior to the Closing, Buyer shall inspect the Repair Items to confirm whether or not the Repair Items have been completed in a good and workmanlike manner, and if not, within five (5) days after such inspection, Buyer shall provide to Seller a written objection specifying any observed deficiencies with respect to the Repair Items. If Buyer makes any such objection, and the Repair Items have not been completed in a good and workmanlike manner, then Seller shall cure such deficiencies prior to the Closing. Seller's obligations under this Section, including the obligation to pay the cost of the Repair Items to ensure that no liens are recorded against the Property, shall survive the Closing. Seller agrees to assign to Buyer at the Closing any warranties associated with the completion of the Repair Items, to the extent applicable and assignable. Notwithstanding the foregoing, Seller and Buyer agree that the Repair Items do not apply to kitchen cabinets within the apartment units of the Property (the "**Kitchen Cabinets**"), which are addressed in Section 5 below.

5. Kitchen Cabinets. Seller and Buyer acknowledge that the certain aspects of the Kitchen Cabinets may be defective, although the same will be likely unknown at the time of Closing. The Kitchen Cabinets were supplied by Commercial Stone & Cabinet Fabricators, LLC (the "**Supplier**"). The Warranty from the Supplier is attached hereto as Schedule 2 (the "**Cabinet Warranty**"). Prior to the Closing, Seller shall cause the Supplier to amend the Cabinet Warranty to (a) additionally run to the benefit of Seller and Seller's assigns and (b) be extended to expire not earlier than eighteen (18) months after the date of the Closing; provided, however, if Seller is unable to do so for whatever reason (or for no reason), then Seller shall fully satisfy the Cabinet Warranty obligation by giving Buyer a credit at the Closing in the amount of $100,000.

6. Amendment to Declaration of Restrictive Covenants. On or before the Closing, Seller agrees to amend that certain Declaration of Restrictive Covenants dated as of September 21, 2020 and recorded in the official records of Orange County, Florida (the "**Official Records**") as Document No. 20200492927 (the "**Declaration**"), pursuant to a written recorded amendment, as follows: (i) the Condominium Restrictive Covenant Term shall be reduced and modified to end ten (10) years from the date of the Closing, or if required by Buyer's Lender, the day following the last day of the Florida statute of repose applicable to the Property, and (ii) to include mortgagee protection language substantially similar to the language included on Schedule 3 attached hereto, subject to reasonable changes requested by Buyer's lender providing acquisition financing ("**Buyer's Lender**"); provided that the required amendment shall not be recorded until the mortgagee protection language to be included has been reviewed and reasonably approved by Buyer's Lender.

7. Title Commitment. With respect to Title Commitment dated effective August 12, 2022, issued by DHI Title (JAX) and underwritten by Old Republic National Title Insurance Company (the "**Title Company**") under its File No. 111-221401402 (the "**Current Title Commitment**"), Seller agrees (i) to provide all required documentation set forth in Requirement No. 9 in Schedule B-I and as otherwise requested by the Title Company such that the Closing may occur and title will be insured without exception for any liens, loss or damage arising from or related to the referenced Notice of Commencement and (ii) to provide to the Title Company proof that all municipal charges and assessments and all municipal service charges for water, sewer and waste collection have been paid.

8. Closing Credit. At the Closing, Seller shall give Buyer a $400,000 credit, in exchange for Buyer agreeing that (i) Buyer's right to object to matters covered by Section 3.2(a) of the Agreement, and after taking into consideration the Current Title Commitment, has expired, and Buyer currently has no right to terminate the Agreement pursuant to such Section 3.2(a) as of the date of this Amendment, and (ii) the matters of record listed in (a) through (d) below are Permitted Exceptions, and as between Buyer and Seller, Buyer has no right to object to the same, and Seller shall have no obligation whatsoever to do anything with respect to the same, including, without limitation, amending, clarifying, obtaining estoppels with respect to the same:

(a) Wetherbee Road – Phase III Right-of-Way Dedication Agreement recorded in the Official Records Book 6810, Page 1610, as amended by First Amendment recorded in the Official Records Book 8169 Page 966;

(b) Easement Agreement recorded in the Official Records as Document No. 20210079609;

(c) Use Agreement recorded in the Official Records as Document No. 20210044414; and

(d) Use Agreement recorded in the Official Records as Document No. 20210044423.

9. Permits. Seller agrees to take all appropriate actions, which actions may extend beyond the Closing, to close-out or take other appropriate action with respect to construction, environmental or other permits applicable to the development of the Property, which actions are required by the South Florida Water Management District or any other applicable government agency. The covenant of Seller under this Paragraph 9 shall survive the Closing.

10. Miscellaneous. The recitals above in this Amendment are true and correct and incorporated into this Amendment for all purposes. This Amendment is incorporated into the Agreement by reference. Other than this Amendment, the Agreement has not been modified or amended and is in full force and effect. This Amendment and the Agreement embody the entire agreement between the Parties relative to the subject matter, and there are no oral or written agreements between the Parties, nor any representations made by either Party relative to the subject matter, which are not expressly set forth in this Amendment and the Agreement. The Agreement may be amended only by a written instrument executed by the Party to be bound thereby. This Amendment may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement. The Parties agree that this Amendment may be transmitted by facsimile machine or by electronic scanning and e-mail, and the Parties intend that faxed or scanned signatures shall constitute original signatures. In addition, the Parties acknowledge and agree that the execution of this Amendment may be accomplished by electronic signature utilizing DocuSign or any other mutually acceptable similar online, electric, or digital signature technology. A facsimile copy, electronically scanned copy, or any counterpart or conformed copy of this Amendment with the signature, original, faxed, or scanned, of all of the Parties shall be binding on the Parties.

[The remainder of this page left blank intentionally; signature pages follow]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the Effective Date.

SELLER:

DHIC – SOUTH CREEK, LLC,
a Delaware limited liability company

By: DHI Communities II, LLC,
a Delaware limited liability company,
its sole member

DocuSigned by:
C9911D31F2B84B8...

By: ______________________
Printed Name: Michael J Murray
Title: Chief Operating Officer

BUYER:

VERSITY INVEST, LLC,
a Delaware limited liability company

By: ______________________________
Printed Name: Blake W. Wettengel
Title: Chief Executive Officer

Schedule 1

Repair Items

[Attached]

ASCNED SOUTH CREEK - INSPECTION NOTES / PUNCHLIST ITEMS				
	Unit #/Building	Item	Notes	Relevant Photo
1	10-101	Strange Sound	Strange beeping sound in master bedroom (resident complaint).	
2	10-104	Patio	Concrete Stained	
3	10-201	Trash	Eviction unit. Lots of trash left behind. Flies everywhere.	
4	10-303	Paint	Poor paint job on patio.	
5	9-103	Patio Screen Framing	Patio screen framing gap. Flies getting in. Please ensure that screen frames are tight around walls for all units	
6	9-106	Patio Screen Framing	Patio screen framing gap. Poor repair. Please ensure that screen frames are tight for every unit	
7	9-107	Framing	Warped framing in bathroom.	
8	9-309	A/C Unit	Condensation dripping on A/C unit.	
9	7-306	Patio Screen Framing	Bugs getting through patio screen. Please ensure that screen frames are tight for every unit	
10	7-106	Window, Cabinet	Shattered living room window. Management said it was broken from the inside. Missing kitchen cabinet.	 
11	7-105	Patio Screen Framing	Patio screen framing gap. Bugs getting in. Please ensure that screen frames are tight around every unit.	

ASCNED SOUTH CREEK - INSPECTION NOTES / PUNCHLIST ITEMS				
12	7-107	Kitchen Countertop	Large gap between countertop and wall. Gap in screen framing. Resident tried to stuff paper in gap but bugs are still getting in.	
13	7-111	Patio Screen Framing	Patio screen framing gap. Flies getting in. Please ensure that screen frames are tight around every unit.	
14	3-206	AC door	Door has a dent in the middle that will need replacement	
15	3-306	AC room burnt mark	Burnt stain found in the AC room on the top of the Water heater	
16	3-212	Kitchen Cabinets	Paint peeling off two kitchen cabinets. Please replace all cabinets subject to defect prior to close.	 
17	All Units	Kitchen Cabinets	Please rectify all potential defects in cabinets above the stove and directly to the right and left.	
18	3-309	Kitchen sink	Damage to the board panel below the kitchen sink	
19	4-303	Patio exterior	Small wasp/ bee hive on the upper right hand corner of patio exterior	
20	a8-2	Door	Small wasp/bee burrows on top corner of the hallway door	
21	8-101	Bathroom sink/patio	Main bathroom sink has a leak stain/ Patio had termite residue left and right side	 

ASCNED SOUTH CREEK - INSPECTION NOTES / PUNCHLIST ITEMS				
22	4-108	Livingroom	Small termite/ spider residue found	
23	4-208	Kitchen drawer	Left side drawer doesnt close completely	
24	8-309	Carpet Stain	Stain in Carpet	
25	2-102	Cabinet	Laminent Peeling On Cabinet. Please replace all cabinets subject to issue prior to close.	
26	1-107	Dry Wall	Hole in Bathroom Dry Wall	
27	5-101	Vanity	Sink Clogged; Upper Left Corner of Right Cabinet in Bathroom is damaged as shown in picture to right	 
28	5-306	Oven	Resident noted that oven starts smoking when it is set to broil - sets smoke detectors off.	
29	6-102	Closet	Moisture Related Issue in closet. Resident stated that they had submitted maintenance request	
30	Amenities	Fitness Entrance Key Pa	Key Pad starts out green and turns red when it is activated	
31	Ascend South Creek Monument		Damage to sign	
32	Gates		Issue with sensors. They aren't opening or closing correctly	

Schedule 2

Cabinet Warranty

[Attached]

Commercial Stone & Cabinet Fabricators, LLC

Warranty and Care Manual

Project:

Ascend at Southcreek

Prepared for:

DHI COMMUNITIES

a D.R. Horton Company

CSCF

May 2022

Warranty, Care & Maintenance

Table of Contents

Care & Maintenance

Melamine & Thermofoil Cabinets

Cleaning:

Before proceeding to clean your cabinets, you will want to give them a thorough dusting using a mini vac or feather duster. Then use a mild everyday cleaner like Lysol or Spray Nine. You will want to always use a damp soft cloth to wipe down the cabinets. Always ensure you go back over your cabinets with a cloth dampened with only water to rinse any cleaning product residue off the surface of your cabinets.

Recommended Cleaners:

- Lysol
- Spray Nine

Maintenance:

Melamine and Thermofoil cabinetry is designed to be maintenance free aside from normal cleaning.

Don'ts:

Never use bleach or a bleach water solution to clean your cabinets. Do not use abrasive cleaners, scouring pads, or abrasive papers, acids and alkalis, solvents, thinners, turpentine, ammonia, acetone, or any other cleaning agents containing organic solvents. Never use a soaking wet cloth to avoid excess liquid being left on cabinets. Avoid contact with sharp implements and use a range hood whenever cooking to avoid steam and cooking oil vapors from adversely affecting surfaces.

Care & Maintenance

Wood Door Cabinets

Cleaning:

You will want to use a mild everyday cleaner diluted in water. We would recommend dish soap, Murphy's Oil Soap, or Old English. You will want to always use a damp soft cloth to wipe down the cabinets. If you have cabinets that need a more thorough cleaning, we recommend using Orange Glo wood cleaner or Old English right out of the bottle on a soft cloth. Make sure to clean off the excess liquid. To protect your cabinets, you will want to use a wood finishing conditioner once or twice a year. Your cabinets will last a lifetime if you treat them like the fine furniture in your home.

Recommended Cleaners:

- Murphy's Oil Soap
- Old English
- Orange Glo

Maintenance:

To help avoid water or cleaners penetrating through the finish and into the wood surface you will want to repair scratches and chips in the finish. Applying a wood revitalizer once or twice a year helps the wood finish last longer. We recommend Howards Feed and Wax or Old English Oil revitalizers. For Cleaners we would recommend Murphy's Oil Soap, Orange Glo Wood Cleaner, Howards Orange Oil, Pledge Citrus Cleaner, Old English Wood Cleaner, or any mild dish soap.

Don'ts:

Never use bleach or a bleach water solution to clean your cabinets. Never use a soaking wet cloth to avoid excess liquid being left on cabinets. You should never use aggressive industrial cleaners and never use abrasive products on your cabinets.

Care & Maintenance

Quartz Countertops

Cleaning:

Maintaining your new quartz countertops is designed to be easy. Simply wipe with a soft cloth or non-abrasive sponge and warm water. You may use a mild soap like: Simple Green D Pro 3 Cleaner, Clorox Anywhere, or Saniten N-313. Sometimes spills will occur and dry on the quartz countertop. Spills that have hardened as they dried should be removed by first gently scraping away the residue material with a blunt plastic scraper. Then the surface should be cleaned as normal with one of the mild cleaners above. Never use abrasives of any kind on your quartz countertop. Surface should be dried with a clean paper towel or soft cloth.

Recommended Cleaners:

- Simple Green D Pro 3 Cleaner
- Clorox Anywhere (Hard Surfaces)
- Saniten N-313

Maintenance:

Quartz countertops are non-porous, and thus designed to be maintenance free for the life of the countertop. Maintain cleanliness and with minimal care they will look as great as the day they were installed for years.

Don'ts:

Avoid exposing your quartz countertops to harsh chemicals or solvents. Do not use bleach, oven cleaners, products with pumice, abrasive scrub pads, sealers, or topical treatments.

Quartz countertops are NOT heat proof, chemical proof, or fracture proof. Do not place hot skillets or pans directly on your quartz countertop. Always use trivets or hot pads under hot items.

While Quartz is one of the hardest materials known to man and will not easily scratch or chip, we always recommend using a cutting board and not cutting directly on your quartz countertop surface.

Care & Maintenance

Granite Countertops

Cleaning:

Granite countertops should be cleaned with a wet sponge. Warm water will work fine in most cases, but when cleaning power is required, only a mild dishwashing soap should be used. The granite countertops should be wiped dry after cleaning.

Recommended Cleaners:

- Simple Green Stone Cleaner
- Weiman Granite & Stone Daily Cleaner & Polish
- CleanStone Plus Granite Polish & Cleaner

Maintenance:

Granite countertops are made from a natural stone and require special care to maintain their original shine. Sealants should be used to prevent deep stains. Any commercially available sealant marketed for use on granite will suffice. Granite countertops should be resealed at least annually and more frequently if your kitchen is used for cooking on a near daily basis. Follow manufacturer's instructions for application on the granite sealant of your choice.

Don'ts:

Do not use acidic cleaners on granite countertops as they will break down the sealants used. Vinegar is found in many cleaning products and should not be used on granite countertops. While Granite is a very hard stone, other minerals may be present in your natural stone countertop. Therefore, we always recommend using a cutting board and not cutting directly on your countertop surface.

Care & Maintenance

Stainless Steel Sinks

Cleaning:

You will want to use a mild everyday cleaner diluted in water. We recommend dish soap and a non-abrasive sponge or cloth. Do NOT use strong abrasive cleaners or solvents on your sink, as these will damage the finish. After cleaning and after use between cleanings, please rinse your Stainless Steel Sink thoroughly and use a soft cloth to wipe dry. Soft abrasive cleaners may be used when necessary to remove stains. If you have hard water, you may need to clean the surface more frequently to maintain the glossy finish of Stainless Steel.

Recommended Cleaners:

- 409 Stone & Steel
- Rejuvenate Stainless Steel Cleaner & Polish
- Simple Green Stainless Steel Cleaner & Polish

Maintenance:

Always wipe sink dry with a soft cloth after use. Do not allow stains to set, remove them as soon as possible. For regular cleanings use dish soap diluted in water. For more in-depth cleaning consider Lemon Soft Scrub, Green Works All Purpose Cleaner, or Fantastic Antibacterial Heavy Duty. For Stain Removal consider using Bar Keepers Friend Soft Cleanser.

Don'ts:

Do not store open containers of cleaners or chemicals under your sink. These include acids, bleach, sodium chloride, lye, toilet bowl cleaner, drain cleaner, and hard water stain removal products. You should never use aggressive industrial cleaners and never use harsh abrasive products on your sink. Do not use Steel Wool to clean your Stainless Steel Sink.

Care & Maintenance

Vitreous China Sinks

Cleaning:

You will want to use a mild everyday cleaner diluted in water. We recommend dish soap and a non-abrasive sponge or cloth. Do NOT use strong abrasive cleaners or solvents on your sink, as these will damage the finish. After cleaning and after use between cleanings, please rinse your Vitreous China Sink thoroughly and use a soft cloth to wipe dry. Soft abrasive cleaners may be used when necessary to remove stains. If you have hard water, you may need to clean the surface more frequently to maintain the glossy finish of Vitreous China.

Recommended Cleaners:

- Formula 409 Antibacterial All-Purpose
- Greenworks All-Purpose
- Soft Scrub Lemon Cleanser

Maintenance:

Always wipe sink dry with a soft cloth after use. Do not allow stains to set, remove them as soon as possible. For regular cleanings use dish soap diluted in water. For more in-depth cleaning consider Soft Scrub Gel with Bleach, Green Works All Purpose Cleaner, or Fantastic Antibacterial Heavy Duty. For Stain Removal consider using Bar Keepers Friend Soft Cleanser.

Don'ts:

Do not store open containers of cleaners or chemicals under your sink. These include acids, bleach, sodium chloride, lye, toilet bowl cleaner, drain cleaner, and hard water stain removal products. You should never use aggressive industrial cleaners and never use harsh abrasive products on your sink.

Commercial Stone
& Cabinet Fabricators, LLC

3120 46TH AVE N
ST PETERSBURG FL 33714-3802

Warranty Contacts:

Company:

warranty@cscfusa.com

(P) 727-209-1141

(F) 727-201-9909

Emergency:

Lisa G. Maddux

lisa@cscfusa.com

(C) 727-639-2135

CSCF Commercial Stone & Cabinet Fabricators, LLC

3120 46TH AVE N
ST PETERSBURG FL 33714-3802

Limited Warranty Certificate

General Contractor: DHI Communities Construction of Florida, LLC

Project: Ascend at Southcreek

Contract No: 3199635

Date of Substantial Completion or Certificate Occupancy: 16 May 2022

Scope of Work Covered: Cabinetry, Stone Countertops, Sinks (Kitchen and Bath)

Commercial Stone & Cabinet Fabricators, LLC hereby warrants to the owners of the above referenced project that our products and installation will be free from manufacturing and workmanship defects for a period of **1 (ONE) Year** from the date of Substantial Completion referenced above. This Limited Warranty will apply only to materials and workmanship supplied by us for residential interior use and cared for in accordance with the Care and Maintenance documents provided with this certificate or other Industry Accepted Standard methods of care and maintenance.

If a manufacturing or installation defect occurs during the warranty period, we will repair or replace the product, at our sole option. We will seek to obtain the best possible result, but with natural products an exact color match cannot be guaranteed. Should any third-party entity not expressly contracted by us attempts to service, repair, or modify our product this Warranty shall be immediately voided. No representative, dealer, distributor, fabricator, installer, or any other person is authorized to make any warranty promises on behalf of us with respect to the product or installation.

No other warranty is expressed or implied. We will not be liable for any incidental, special, or consequential damages or lost profits and under no circumstances will our liability for defective goods exceed the cost of such goods. In order to request benefits under this Warranty, Owner or their designated legal representative must contact us by phone, email, or Registered Mail. The agreed venue for all disputes is Florida.

Stone products are natural materials, many of which are crystalline in structure. Natural fissures are not structural defects. As a natural product, granite, marble, and other stone products are also porous; which may cause dark spots and discolorations. These characteristics enhance the natural beauty and unique attributes of the stone and do not impair the durability of the product. We expressly exclude from this Warranty any discolorations, stains, dark spots, or fissures which are naturally occurring in the products.

This Warranty does not cover: Natural color patterns in the stone, damage to the product resulting from negligence, damage to the product resulting from unauthorized modifications or repairs, damage caused by natural or man-made disaster, damage not directly resulting from defects in material or workmanship or damage to cabinetry caused by water. Any warranty repair or replacement made by us does alter the original warranty period for current and future claims.

Lisa G Maddux
Lisa G. Maddux
President

(P) 727-209-1141 www.CSCFUSA.com (F) 727-201-9909
Florida CGC-1525557
A Florida OSD MBE/WBE Certified Business Enterprise

Schedule 3

Mortgagee Protection Language

Notwithstanding anything to the contrary contained herein, save and except for a Permitted Cause of Action (hereinafter defined) commenced by any of the Benefited Parties, (i) Buyer's current or future lender, first lien mortgagee, and its successors and assigns (collectively, "Lender") shall not have any liability hereunder as a result of any conversion of the Property to a for-sale condominium that was undertaken prior to the date that any such Lender acquires the Property, (ii) the liability of Buyer's current or future Lender or any affiliate thereof shall be limited solely to: (x) the period during which such Lender owns the Property, and (y) such Lender's interest in the Property, and (iii) in no event shall a breach of the Declaration result in any party having a remedy or right of repurchase or reversion, and (iv) Lender shall not have any liability hereunder for permitting or consenting to a conversion of the Property to a for-sale condominium whether by Buyer or any other party other than Lender. A "Permitted Cause of Action" shall mean a cause of action seeking a restraining order or an injunction against a violation of the Condominium Prohibition Restrictive Covenant.

THIRD AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "**Amendment**") dated as of September 28, 2022 (the "**Effective Date**"), is made by and between **DHIC – SOUTH CREEK, LLC**, a Delaware limited liability company ("**Seller**"), and **APEX SOUTH CREEK, DST**, a Delaware statutory trust ("**Buyer**"), assignee of **VERSITY INVEST, LLC**, a Delaware limited liability company ("**Original Buyer**"). Seller and Buyer are sometimes individually referred to herein as a "**Party**", and collectively as the "**Parties**".

RECITALS

A. Seller and Original Buyer entered into that certain Purchase and Sale Agreement dated as of August 1, 2022, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of August 8, 2022, and as reinstated and further amended by that certain Reinstatement and Second Amendment to Purchase and Sale Agreement (the "**Second Amendment**") dated as of August 19, 2022 (collectively, the "**Agreement**"), in connection with the sale of certain real and personal property located in Orange County, Florida, as is more particularly described in the Agreement.

B. By letter dated August 22, 2022, Original Buyer sent to Seller a notice to proceed in accordance with Section 2.5 of the Agreement.

C. Pursuant to that certain Assignment of Purchase and Sale Agreement effective as of September 1, 2022, Original Buyer assigned to Buyer all of Original Buyer's right, title and interest in and to the Agreement to Buyer, and Buyer assumed all of Original Buyer's duties and obligations under the Agreement.

D. Seller and Buyer desire to further amend the Agreement as set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby agree that:

1. Recitals. The foregoing recitals are true and correct and are hereby incorporated into this Amendment by reference.

2. Earnest Money. As of the Effective Date, Earnest Money in the amount of $1,650,000 is deposited with the Title Company. Not later than October 3, 2022, Buyer will (a) deposit with the Title Company an additional $950,000 of Earnest Money and (b) cause the Title Company to release to Seller $1,500,000 of the Earnest Money. Additionally, not later than October 12, 2022, Buyer will deposit an additional $900,000 of Earnest Money with the Title Company, for a total Earnest Money Deposit of $3,500,000, $1,500,000 of which shall be held by Seller, and all of which shall be applied to the Purchase Price at Closing.

3. Closing Date. The Closing Date is extended from September 28, 2022 to October 31, 2022.

4. Buyer Termination Rights. Buyer confirms that it may only terminate the Agreement as permitted in accordance with Sections 4.5, 5.2 and 8.2.

5. Pre-Closing Repairs. Buyer confirms that all Repair Items (as that term is defined in the Second Amendment) have been timely made by Seller.

6. Amendment to Declaration of Restrictive Covenants. Buyer confirms that the First Amendment to Declaration of Restrictive Covenants in the form attached hereto as Exhibit A, when fully executed and recorded, will satisfy, in all respects, the requirements set forth in Section 6 of the Second Amendment.

7. No Defaults. To Buyer's current actual knowledge, Seller is not in default under the Agreement, nor has an event occurred that, with the passage of time and/or notice, would constitute a default by Seller under the Agreement. Upon the execution of this Amendment by both Seller and Buyer, to Seller's current actual knowledge, Buyer is not in default under the Agreement, nor has an event occurred that, with the passage of time and/or notice, would constitute a default by Buyer under the Agreement.

8. Miscellaneous. The recitals above in this Amendment are true and correct and incorporated into this Amendment for all purposes. This Amendment is incorporated into the Agreement by reference. Other than this Amendment, the Agreement has not been modified or amended and is in full force and effect. This Amendment and the Agreement embody the entire agreement between the Parties relative to the subject matter, and there are no oral or written agreements between the Parties, nor any representations made by either Party relative to the subject matter, which are not expressly set forth in this Amendment and the Agreement. The Agreement may be amended only by a written instrument executed by the Party to be bound thereby. This Amendment may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement. The Parties agree that this Amendment may be transmitted by facsimile machine or by electronic scanning and e-mail, and the Parties intend that faxed or scanned signatures shall constitute original signatures. In addition, the Parties acknowledge and agree that the execution of this Amendment may be accomplished by electronic signature utilizing DocuSign or any other mutually acceptable similar online, electric, or digital signature technology. A facsimile copy, electronically scanned copy, or any counterpart or conformed copy of this Amendment with the signature, original, faxed, or scanned, of all of the Parties shall be binding on the Parties.

[The remainder of this page left blank intentionally; signature pages follow]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the Effective Date.

SELLER:

DHIC – SOUTH CREEK, LLC,
a Delaware limited liability company

By: DHI Communities II, LLC,
a Delaware limited liability company,
its sole member

DocuSigned by:
C9911D31F2B84B8

By: ______________________
Printed Name: Michael J Murray
Title: Chief Operating Officer

BUYER:

APEX SOUTH CREEK DST,
a Delaware statutory trust

By: Apex South Creek ST, LLC,
a Delaware limited liability company,
signatory trustee

By: [signature]
Printed Name: Blake Wettengel
Its: Authorized Signatory

Exhibit A

THIS INSTRUMENT PREPARED BY AND
AFTER RECORDING RETURN TO:

Kevin L. Kelley
Jackson Walker LLP
2323 Ross Avenue, Suite 600
Dallas, Texas 75201

------------------------------[SPACE ABOVE THIS LINE FOR RECORDING DATA]------------------------------

FIRST AMENDMENT TO DECLARATION OF RESTRICTIVE COVENANTS

THIS FIRST AMENDMENT TO DECLARATION OF RESTRICTIVE COVENANTS (this "**Amendment**") is executed as of September __, 2022 (the "**Effective Date**"), by **DHIC – South Creek, LLC**, a Delaware limited liability company ("**Declarant**"), whose address is c/o DHI Communities, Inc., 834 Highland Avenue, Orlando, FL 32803, Attn: Michael J. Mulhall, and **D.R. Horton, Inc.**, a Delaware corporation ("**DHI**"), whose address is 1341 Horton Circle, Arlington, TX 76011, Attn: Scott Tuthill.

RECITALS:

A. Pursuant to the terms of that certain Declaration of Restrictive Covenants executed as of September 21, 2020, filed on September 22, 2020 in the Official Records of Orange County, Florida as Document No. 20200492927 (the "**Declaration**"), Declarant imposed certain restrictions on the property described in the Declaration (the "**Property**"). As of the Effective Date, Declarant is the sole owner of the Property.

B. Pursuant to Section 6 of the Declaration, the Declaration can be amended by Declarant and DHI. Declarant and DHI desire to amend the Declaration as set forth below. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Declaration.

NOW THEREFORE, for good and valuable consideration, Declarant and DHI amend the Declaration as follows:

9. **Condominium Restrictive Covenant Term**. The Condominium Restrictive Covenant Term is hereby limited to ten (10) years from the Effective Date (i.e., ten (10) years from ____________, 2022).

10. **Mortgagee Protection**. The following provision is added as Section 17 to the Declaration:

> 17. **Mortgage Protection**. Notwithstanding anything to the contrary contained herein, save and except for a Permitted Cause of Action (hereinafter defined)

commenced by any of the Benefited Parties, (i) a current or future first lien mortgagee of the Property, and its successors and assigns (collectively, "**<u>Lender</u>**") shall not have any liability hereunder as a result of any conversion of the Property to a for-sale condominium that was undertaken prior to the date that any such Lender acquires the Property, (ii) the liability of a Lender shall be limited solely to: (x) the period during which such Lender owns the Property, and (y) such Lender's interest in the Property, and (iii) in no event shall a breach of the Declaration result in any party having a remedy or right of repurchase or reversion, and (iv) Lender shall not have any liability hereunder for permitting or consenting to a conversion of the Property to a for-sale condominium by any party other than Lender. A "**<u>Permitted Cause of Action</u>**" shall mean a cause of action seeking a restraining order or an injunction against a violation of the Condominium Prohibition Restrictive Covenant.

11. <u>Miscellaneous</u>. The recitals above in this Amendment are true and correct and incorporated into this Amendment for all purposes. Other than this Amendment, the Declaration has not been modified or amended and is in full force and effect.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to be effective as of the Effective Date.

Signed, sealed and delivered
in the presence of:

____
Printed Name: ________________

____
Printed Name: ________________

DECLARANT:

DHIC – South Creek, LLC,
a Delaware limited liability company

By: DHI Communities II, LLC,
a Delaware limited liability company,
its sole member

By: ______________________________
Printed Name: _____________________
Title: ____________________________

STATE OF TEXAS §
§
COUNTY OF ________ §

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization this ____ day of ____________, 2022, by ____________________, ____________________ of DHI Communities II, LLC, a Delaware limited liability company, the sole member of **DHIC – South Creek, LLC**, a Delaware limited liability company, on behalf of said entities, who ☐ is personally known to me or ☐ has produced __________________ as identification.

Notary Stamp

____
Notary Public, State of Texas
Commission No. ________________
My Commission Expires: __________

Signed, sealed and delivered
in the presence of:

DHI:

D.R. Horton, Inc.,
a Delaware corporation

____
Printed Name: __________________

By: ____________________________
Printed Name: __________________
Title: _________________________

____
Printed Name: __________________

STATE OF TEXAS §
§
COUNTY OF _________ §

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization this ____ day of ___________, 2022, by ___________________________, ___________________ of **D.R. Horton, Inc.**, a Delaware corporation, on behalf of said corporation, who ☐ is personally known to me or ☐ has produced ___________________ as identification.

Notary Stamp

____
Notary Public, State of Texas
Commission No. ________________
My Commission Expires: __________

FOURTH AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "**Amendment**") dated as of October 26, 2022 (the "**Effective Date**"), is made by and between **DHIC – SOUTH CREEK, LLC**, a Delaware limited liability company ("**Seller**"), and **APEX SOUTH CREEK, DST**, a Delaware statutory trust ("**Buyer**"), assignee of **VERSITY INVEST, LLC**, a Delaware limited liability company ("**Original Buyer**"). Seller and Buyer are sometimes individually referred to herein as a "**Party**", and collectively as the "**Parties**".

RECITALS

A. Seller and Original Buyer entered into that certain Purchase and Sale Agreement dated as of August 1, 2022, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of August 8, 2022, as reinstated and further amended by that certain Reinstatement and Second Amendment to Purchase and Sale Agreement (the "**Second Amendment**") dated as of August 19, 2022, and as amended by that certain Third Amendment to Purchase and Sale Agreement dated as of September 28, 2022 (collectively, the "**Agreement**"), in connection with the sale of certain real and personal property located in Orange County, Florida, as is more particularly described in the Agreement.

B. By letter dated August 22, 2022, Original Buyer sent to Seller a notice to proceed in accordance with Section 2.5 of the Agreement.

C. Pursuant to that certain Assignment of Purchase and Sale Agreement effective as of September 1, 2022, Original Buyer assigned to Buyer all of Original Buyer's right, title and interest in and to the Agreement to Buyer, and Buyer assumed all of Original Buyer's duties and obligations under the Agreement.

D. Seller and Buyer desire to further amend the Agreement as set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby agree that:

1. Recitals. The foregoing recitals are true and correct and are hereby incorporated into this Amendment by reference.

2. Earnest Money. As of the Effective Date, Earnest Money in the amount of \$3,500,000 has been deposited by Buyer, \$1,500,000 of which has been released by the Title Company to Seller, and the remaining \$2,000,000 is on deposit with the Title Company. Not later than October 31, 2022, Buyer will (a) deposit with the Title Company an additional \$500,000 of Earnest Money and (b) cause the Title Company to release to Seller \$1,500,000 of the Earnest Money, for a total Earnest Money Deposit of \$4,000,000, \$3,000,000 of which will be held by Seller, and all of which will be applied to the Purchase Price at Closing.

3. Closing Date. The Closing Date is extended from October 31, 2022 to November 14, 2022.

4. Buyer Termination Rights. Buyer confirms that it may only terminate the Agreement as permitted in accordance with Sections 4.5, 5.2 and 8.2.

5. No Defaults. To Buyer's current actual knowledge, Seller is not in default under the Agreement, nor has an event occurred that, with the passage of time and/or notice, would constitute a default by Seller under the Agreement. Upon the execution of this Amendment by both Seller and Buyer, to Seller's current actual knowledge, Buyer is not in default under the Agreement, nor has an event occurred that, with the passage of time and/or notice, would constitute a default by Buyer under the Agreement.

6. Miscellaneous. The recitals above in this Amendment are true and correct and incorporated into this Amendment for all purposes. This Amendment is incorporated into the Agreement by reference. Other than this Amendment, the Agreement has not been modified or amended and is in full force and effect. This Amendment and the Agreement embody the entire agreement between the Parties relative to the subject matter, and there are no oral or written agreements between the Parties, nor any representations made by either Party relative to the subject matter, which are not expressly set forth in this Amendment and the Agreement. The Agreement may be amended only by a written instrument executed by the Party to be bound thereby. This Amendment may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement. The Parties agree that this Amendment may be transmitted by facsimile machine or by electronic scanning and e-mail, and the Parties intend that faxed or scanned signatures shall constitute original signatures. In addition, the Parties acknowledge and agree that the execution of this Amendment may be accomplished by electronic signature utilizing DocuSign or any other mutually acceptable similar online, electric, or digital signature technology. A facsimile copy, electronically scanned copy, or any counterpart or conformed copy of this Amendment with the signature, original, faxed, or scanned, of all of the Parties shall be binding on the Parties.

[The remainder of this page left blank intentionally; signature pages follow]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the Effective Date.

SELLER:

DHIC – SOUTH CREEK, LLC,
a Delaware limited liability company

By: DHI Communities II, LLC,
a Delaware limited liability company,
its sole member

By: ______________________
Printed Name: ______________________
Title: ______________________

BUYER:

APEX SOUTH CREEK DST,
a Delaware statutory trust

By: Apex South Creek ST, LLC,
a Delaware limited liability company,
signatory trustee

By: ____________________
Printed Name: BLAKE W. WETTENGEL
Its: Authorized Signatory

FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "**Amendment**") dated as of November 14, 2022 (the "**Effective Date**"), is made by and between **DHIC – SOUTH CREEK, LLC**, a Delaware limited liability company ("**Seller**"), and **APEX SOUTH CREEK, DST**, a Delaware statutory trust ("**Buyer**"), assignee of **VERSITY INVEST, LLC**, a Delaware limited liability company ("**Original Buyer**"). Seller and Buyer are sometimes individually referred to herein as a "**Party**", and collectively as the "**Parties**".

RECITALS

A. Seller and Original Buyer entered into that certain Purchase and Sale Agreement dated as of August 1, 2022, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of August 8, 2022, as reinstated and further amended by that certain Reinstatement and Second Amendment to Purchase and Sale Agreement (the "**Second Amendment**") dated as of August 19, 2022, as amended by that certain Third Amendment to Purchase and Sale Agreement dated as of September 28, 2022, and as amended by that certain Fourth Amendment to Purchase and Sale Agreement dated as of October 26, 2022 (collectively, the "**Agreement**"), in connection with the sale of certain real and personal property located in Orange County, Florida, as is more particularly described in the Agreement.

B. By letter dated August 22, 2022, Original Buyer sent to Seller a notice to proceed in accordance with Section 2.5 of the Agreement.

C. Pursuant to that certain Assignment of Purchase and Sale Agreement effective as of September 1, 2022, Original Buyer assigned to Buyer all of Original Buyer's right, title and interest in and to the Agreement to Buyer, and Buyer assumed all of Original Buyer's duties and obligations under the Agreement.

D. Seller and Buyer desire to further amend the Agreement as set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer do hereby agree that:

1. Recitals. The foregoing recitals are true and correct and are hereby incorporated into this Amendment by reference.

2. Closing Date. The Closing Date is extended from November 14, 2022 to November 21, 2022.

3. Buyer Termination Rights. Buyer confirms that it may only terminate the Agreement as permitted in accordance with Sections 4.5, 5.2 and 8.2.

4. No Defaults. To Buyer's current actual knowledge, Seller is not in default under the Agreement, nor has an event occurred that, with the passage of time and/or notice, would constitute a default by Seller under the Agreement. Upon the execution of this Amendment by both Seller and Buyer, to Seller's current actual knowledge, Buyer is not in default under the Agreement, nor has an event occurred that, with the passage of time and/or notice, would constitute a default by Buyer under the Agreement.

5. Miscellaneous. The recitals above in this Amendment are true and correct and incorporated into this Amendment for all purposes. This Amendment is incorporated into the Agreement by reference. Other than this Amendment, the Agreement has not been modified or amended and is in full force and effect. This Amendment and the Agreement embody the entire agreement between the Parties relative to the subject matter, and there are no oral or written agreements between the Parties, nor any representations made by either Party relative to the subject matter, which are not expressly set forth in this Amendment and the Agreement. The Agreement may be amended only by a written instrument executed by the Party to be bound thereby. This Amendment may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement. The Parties agree that this Amendment may be transmitted by facsimile machine or by electronic scanning and e-mail, and the Parties intend that faxed or scanned signatures shall constitute original signatures. In addition, the Parties acknowledge and agree that the execution of this Amendment may be accomplished by electronic signature utilizing DocuSign or any other mutually acceptable similar online, electric, or digital signature technology. A facsimile copy, electronically scanned copy, or any counterpart or conformed copy of this Amendment with the signature, original, faxed, or scanned, of all of the Parties shall be binding on the Parties.

[The remainder of this page left blank intentionally; signature pages follow]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the Effective Date.

SELLER:

DHIC – SOUTH CREEK, LLC,
a Delaware limited liability company

By: DHI Communities II, LLC,
a Delaware limited liability company,
its sole member

DocuSigned by:
M J Murray
C9911D31F2B84B8...

By: Michael J Murray
Printed Name: ____________
Title: Chief Operating Officer

BUYER:

APEX SOUTH CREEK DST,
a Delaware statutory trust

By: Apex South Creek ST, LLC,
a Delaware limited liability company,
signatory trustee

By: ______________________
Printed Name: Blake W. Wettengel
Its: Authorized Signatory